AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 2004
                                                 REGISTRATION NO. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ---------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    ---------
                               INFOCROSSING, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                        13-3252333
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                            2 CHRISTIE HEIGHTS STREET
                                LEONIA, NJ 07605
                            TELEPHONE: (201) 840-4700
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               NICHOLAS J. LETIZIA
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               INFOCROSSING, INC.
                            2 CHRISTIE HEIGHTS STREET
                                LEONIA, NJ 07605
                                 (201) 840-4700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                                ROBERT A. ZUCCARO
                              LATHAM & WATKINS LLP
                                885 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: (212) 906-1200

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                         CALCULATION OF REGISTRATION FEE
============================== ==================== ========================= ============================== ====================
   Title of Each Class of         Amount to be          Proposed Maximum       Proposed Maximum Aggregate         Amount of
 Securities to be Registered       Registered          Price per Unit (1)          Offering Price (1)        Registration Fee (2)
------------------------------ -------------------- ------------------------- ------------------------------ --------------------
4.00% Convertible Senior           $72,000,000                100%                     $72,000,000                $9,122.40
    Notes due 2024
------------------------------ -------------------- ------------------------- ------------------------------ --------------------
Common Stock, par value             4,687,502                 (4)                          (4)                       (4)
  $0.01 per share (3)               shares (4)
============================== ==================== ========================= ============================== ====================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(2) Computed in accordance with Section 6(b) of the Securities Act of 1933 by multiplying 0.0001267 by the proposed maximum aggregate offering price.

(3) Represents the number of shares of common stock that are currently issuable upon conversion of the notes. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of shares of common stock as may be issued from time to time upon conversion of the debentures as a result of stock splits, stock dividends or similar transactions. No additional consideration will be received for the common stock and therefore no registration fee is required pursuant to Rule 457(i).

(4) Reflects the number of shares of common stock issuable upon conversion of the exchange notes being registered hereunder. Each $1,000 principal amount at maturity of a note may be converted for 65.1042 shares of common stock, subject to adjustments. No additional registration fee is required pursuant to Rule 457(i) under the Securities Act.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JULY 13, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   $72,000,000

                     4.00% Convertible Senior Notes due 2024
                              --------------------

     This prospectus covers resales of our 4.00% Convertible Senior Notes due 2024 and shares of our common stock into which the notes are convertible by the selling securityholders named in this prospectus. All of the net proceeds from the sale of the securities by this prospectus will be received by the selling securityholders. We will not receive any proceeds from the resale of the notes or the common stock hereunder. The notes are convertible, at the option of the holders, into shares of our common stock initially at a conversion price of $15.36 per share (equivalent to an initial conversion rate of approximately
65.1042 shares of common stock per $1,000 principal amount), subject to adjustment as described in this prospectus, only in the following circumstances:

o if the sale price of our common stock measured over a specified number of trading days is above 130% of the applicable conversion price;

o on or before July 15, 2019, if the ratio of the trading price of the notes to the conversion value of the notes, measured over a specified number of trading days, is below 98%;

o    if your notes have been called for redemption; or

o    upon the occurrence of specified corporate transactions.

     Upon conversion, we will have the right to deliver to holders, at our option, cash, common stock or a combination of both.

     The notes bear interest at a rate of 4.00% per year. Interest on the notes is payable on January 15 and July 15 of each year, beginning on January 15, 2005. The notes will mature on July 15, 2024.

     We may redeem some or all of the notes for cash at anytime on or after July 15, 2007 at a price equal to 100% of the principal amount plus accrued but unpaid interest and, in the case of redemption prior to July 15, 2009, an additional amount; provided, however, we may only redeem notes prior to July 15, 2009 if the market price of our common stock has been at least 150% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period. Upon any such provisional redemption, we will make an additional payment equal to $173.83 per $1,000 principal amount of notes redeemed, less the amount of any interest actually paid on these notes before the provisional redemption date.

     Holders may require us to purchase all or a portion of their notes on July 15, 2009, 2014 and 2019 at a purchase price equal to 100% of the principal amount plus accrued but unpaid interest. In addition, upon a change of control, in certain circumstances, holders may require us to repurchase all or a portion of their notes at a repurchase price equal to 100% of the principal amount plus accrued and unpaid interest and additional interest, if any, plus, under certain circumstances, a make whole premium. If holders require us to repurchase notes, subject to certain exceptions, we may choose to pay the repurchase price in cash, shares of our common stock or a combination of cash and shares of our common stock.

     Our common stock is listed on the Nasdaq National Market under the symbol "IFOX." The last reported sale price of our common stock on July 9, 2004 was $12.47 per share.

     The notes are our senior unsecured obligations and rank equal in right of payment with all our existing and future senior unsecured indebtedness.

                           ---------------------------

Prior to this offering, the notes were eligible for trading on the PORTAL(sm) Market of the National Association of Securities Dealers, Inc. The notes sold by means of this prospectus are not expected to remain eligible for trading on the PORTAL(sm) Market. We do not intend to list the notes for trading on any national securities exchange or on the Nasdaq National Market.

                           ---------------------------

                     Investing in the notes involves risks.
               Risk Factors begin on page [7] of this prospectus.

                           ---------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this prospectus is , 2004.

                                TABLE OF CONTENTS



                                                                         PAGE

Documents Incorporated by Reference.......................................iv
Available Information.....................................................iv
Special Note Regarding Forward-Looking Statements..........................v
Summary....................................................................1
Risk Factors...............................................................7
Use of Proceeds...........................................................17
Recent Market Prices of Common Stock and Dividend Policy..................17
Ratio of Earnings to Fixed Charges........................................18
Description of the Notes..................................................19
Description of Capital Stock..............................................47
Material United States Federal Income Tax Considerations..................49
Selling securityholders...................................................57
Plan of Distribution......................................................59
Validity of the Securities................................................62
Experts...................................................................62

                           ---------------------------

In making your investment decision, you should rely on the information contained in this prospectus, including the information we are incorporating by reference, and your own examination of us and the terms of the notes. We have not authorized anyone to provide you with any other information., If you receive any unauthorized information, you must not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than date on the front cover of this prospectus.

                       DOCUMENTS INCORPORATED BY REFERENCE

     We are "incorporating by reference" into this prospectus certain information we file with the United States Securities and Exchange Commission (the "SEC"), which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about us and our finances. This prospectus incorporates by reference:

o Our annual report on Form 10-K for the year ended December 31, 2003 filed on March 30, 2004, as amended by our Annual Report on Form 10-K/A, filed on April 13, 2004.

o Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed on May 14, 2004, as amended by our Quarterly Report on Form 10-Q/A, filed on May 17, 2004.

o Our current reports on Form 8-K and Form 8-K/A, as the case may be, filed on March 4, 2004, March 18, 2004, March 26, 2004, April 1, 2004, April 7,
     2004, as amended by our Current Report on Form 8-K/A filed on June 10, 2004, May 17, 2004, June 23, 2004, June 30, 2004 and July 6, 2004,
     respectively.

o Our proxy statement on Schedule 14A filed on April 29, 2004, as amended by our revised proxy statement on Schedule 14A/A filed on May 17, 2004.

     All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus to the end of the offering of the notes and common stock under this document shall also be deemed to be incorporated herein by reference and will automatically update information in this prospectus.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

                                    Secretary
                               Infocrossing, Inc.
                            2 Christie Heights Street
                                Leonia, NJ 07605
                                 (201) 840-4700

     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549-1004. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Reports, proxy and information statements and other information, including the Registration Statement of which this prospectus is a part, filed electronically with the SEC are available at the SEC's website at www.sec.gov.

     The information in this prospectus may not contain all the information that may be important to you. You should read the entire prospectus, as well as the documents incorporated by reference in the prospectus, and the Registration Statement of which this prospectus is a part, including the exhibits thereto, before making an investment decision.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Statements made in this prospectus, including the financial statements and notes included elsewhere in this prospectus, other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance, including statements relating to products, customers, suppliers, business prospects and effects of acquisitions. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," or "continue," the negative of these terms or other comparable terminology. These statements involve a number of risks and uncertainties, including incomplete or preliminary information; changes in government regulations and policies; continued acceptance of our products and services in the marketplace; competitive factors; new products; technological changes; our dependence upon third-party suppliers; intellectual property rights; difficulties with the integration of ITO Acquisition Corporation d/b/a Systems Management Specialists ("SMS"); business and economic conditions generally; and other risks and uncertainties including those set forth below that could cause actual events or results to differ materially from any forward-looking statement.

     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus and are based on information currently and reasonably known to us. We undertake no obligation to release any revisions to or update these forward-looking statements to reflect events or circumstances that occur after the date of this prospectus or to reflect the occurrence or effect of anticipated or unanticipated events.

                                     SUMMARY

     This summary highlights certain information contained elsewhere in this prospectus and the documents incorporated into it by reference. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus and the documents incorporated by reference carefully, including the section entitled "Risk Factors" and the financial statements and related notes included elsewhere in this prospectus. Unless stated otherwise, references in this prospectus to "Infocrossing," "Company," "we," "our" or "us" refer to Infocrossing, Inc., a Delaware corporation, and its subsidiaries. Each trademark, trade name or service mark of any other company appearing in this prospectus belongs to its holder.

GENERAL

     We are a provider of information technology ("IT") and business process outsourcing services to enterprise clients. We deliver a full suite of managed and outsourced solutions that enable clients to leverage our infrastructure and process expertise to improve their efficiency and reduce their operating costs. During our nearly twenty year history, we have developed significant expertise in managing complex computing environments, beginning with traditional data center outsourcing services and evolving to a comprehensive set of managed solutions. We support a variety of clients and assure the optimal performance, security, reliability, and scalability of our clients' mainframes, distributed servers, and networks, irrespective of where the systems' components are located. Strategic acquisitions have contributed significantly to our historical growth and acquisitions remain an integral component of our long-term growth strategy.

     We offer IT outsourcing services across a range of IT functions, bundled into a customized, long-term contractual arrangements that provide for predictable and recurring monthly revenue. Our IT outsourcing agreements center on data center operations (including mainframes, AS/400 or mid-range computing, and NT/UNIX platforms) and extend to the infrastructure that facilitates the transmission of information across a client's enterprise. Our services are organized into six "solution" areas:

          Mainframe Outsourcing--We combine the scalability and reliability of mainframe systems with the management of hardware, systems software, and communications.

          AS/400 and iSeries Management--provide specialized support and outsourcing resources for midrange systems

          Open Systems Management--We provide on-site hosting and remote management of customers' hardware and software running on Unix and Windows servers for both Internet based and other applications. With our IFOXcenter management tools, we can remotely manage systems located at our customers' own data centers or at a third-party location.

          Business Process Outsourcing--Clients contract with us to perform business processes that are not core to their business. These functions commonly include services such as payroll, accounts receivable management, payment processing, logistics, data entry and customer care services.

          Business Continuity--business continuity solutions help keep systems and business operations functioning in the face of disaster. We offer 24 X 7, high-availability services including disaster-planning assistance.

          Consulting Services--provide review and implementation services for enterprise IT infrastructures to reduce costs and improve services. From design through implementation and on-going support, we bring expertise in network architecture, infrastructure integration, automation process control, operating systems, database administration, and system stress testing.

OUR STRATEGY

     By leveraging our IT data center infrastructure, skilled operations team, and management tools across multiple clients, we believe that we achieve economies of scale that improve clients' operations and dramatically reduce their IT costs. We seek to gain additional operating efficiencies by using standardized processes, sharing operational resources across multiple computing platforms, and investing in administration tools that enable the efficient management of clients' systems regardless of where they are located. Sharing technology and staff across our broad client base reduces operating costs, streamlines service delivery and presents us with attractive margin opportunities.

SERVICE DELIVERY

     We have three fully constructed data centers that meet the stringent environmental and security requirements of enterprise clients. They feature currently state-of-the-art physical components and have high standards for security and reliability. Our data centers have fully redundant power supply systems, redundant ingress and egress Internet access across multiple providers, N+1 fire suppression systems, and 24-hour security services.

     Our operations team is a highly skilled, process driven organization that is trained across multiple computing platforms and operating systems.

     We have developed a proprietary suite of management tools that enables us to monitor and manage clients' IP networking systems and components from a centralized network operations center, regardless of whether the systems are located in our data centers, at the clients' site, or at a third-party facility. This enables us to expand services and grow our data-center infrastructure without having to replicate the network operations center at each site.

VALUE PROPOSITION

     We believe that the recent growth of the IT outsourcing market has been driven by a slowdown in capital spending on existing IT infrastructure, increasing complexity of information technology systems, escalating requirements for speed, volume and distribution of data, and the desire of enterprises to focus on their core competencies.

     We believe that our flexibility, responsiveness and range of services, from basic data room outsourcing to business process outsourcing, permit customers to realize these benefits without incurring significant investment or organizational change.

     Reduce Costs--We seek to deliver a lower cost solution to our customers by leveraging our infrastructure, personnel, processes, and tools across multiple clients to gain economies of scale.

     Improve Service Delivery--We believe that our customers enjoy improvement in service delivery because of our sole focus on delivering selective IT services and our highly trained and experience technical resources.

     Re-deploy Resources--By turning over non-core activities to us, we believe our clients can concentrate on activities central to their value proposition and increase their competitive position.

     Access to Technology--We believe outsourcing with us enables our clients to benefit from new technologies and best practices without the costs and risks associated with implementing these solutions in-house.

     Increased Flexibility--We believe that our services enable our clients to respond rapidly to changing markets, mergers and acquisitions, and major organizational changes by providing a flexible, multi-platform infrastructure that can rapidly scale or transition.

MARKETING AND SALES

     Our marketing efforts currently target a broad range of large and medium-size enterprises through our internal sales force as well as a limited number of channel partners. While we have developed industry specific services in several industries including financial services, publishing, manufacturing, consumer products, and health care, we believe our technical capabilities and service excellence extends across all industries.

RECENT BUSINESS DEVELOPMENTS

     On April 2, 2004 we completed our acquisition of SMS. The acquisition combined two regional service providers with complementary services to create a single outsourcing company with national scale, multi-platform expertise and a full complement of outsourcing solutions.

     Immediately following the acquisition of SMS, we appointed Patrick A. Dolan as our President and Chief Operating Officer. Mr. Dolan, who previously served as a manager of ITO Holdings, LLC and the Chairman and Chief Executive Officer of SMS, was also appointed to serve as the President of SMS. In addition, Robert
B. Wallach, our former President, was promoted to the position of Vice-Chairman of our board of directors.

     On June 30, 2004, the company completed a private offering of $60 million in aggregate principal amount of convertible senior notes due 2024. At that time, the company granted the initial purchaser a 30-day option to purchase up to an additional $12 million of convertible notes. This option was exercised, in full, on June 30, 2004 and a private offering of the additional $12 million in aggregate principal amount of convertible notes was completed on July 6, 2004.

                          ---------------------------
     We were organized as a New York corporation in October 1984 and reincorporated in Delaware on August 31, 1999. On June 5, 2000, we changed our name from Computer Outsourcing Services, Inc. to Infocrossing, Inc. Our principal executive offices are located at 2 Christie Heights Street, Leonia, New Jersey 07605, and our telephone number at that location is (201) 840-4700. Our web site is www.infocrossing.com. The information on our web site is not a part of this document.

                                    THE NOTES

     The summary below describes, among other things, the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the notes.


ISSUER.......................... Infocrossing, Inc.
SECURITIES OFFERED.............. $72,000,000 aggregate principal amount of 4.00%
                                 Convertible Senior Notes due 2024.
MATURITY DATE................... July 15, 2024.
RANKING......................... The notes are the senior unsecured obligations of Infocrossing and rank equal in right of
                                 payment with all of our existing and future
                                 senior unsecured indebtedness of Infocrossing. As of March 31, 2004, Infocrossing had approximately $28 million of senior debt outstanding.
INTEREST RATE................... 4.00% per year. Interest is payable on January
                                 15 and July 15 of each year, beginning January 15, 2005.
CONVERSION RIGHT................ You may convert your notes into shares of our common stock, initially at the conversion price of $15.36 per share, equal to a conversion rate of approximately 65.1042 shares per $1,000 principal amount of notes, prior to the close of business on their stated maturity date under any of the following circumstances:
                                 o  during any fiscal quarter if the market
                                    price per share of our common stock for
                                    a period of at least 20 consecutive trading
                                    days during the 30 consecutive trading day
                                    period ending on the last day of the
                                    preceding fiscal quarter is more than 130%
                                    of the applicable conversion price;
                                 o on or before July 15, 2019, during the five business-day period following any 10 consecutive trading-day period in which the trading price for the notes during such ten-day period was less than 98% of the applicable conversion value (as described in this prospectus) for the notes during that period, subject to certain limitations;
                                 o  if your notes have been called for
                                    redemption; or
                                 o upon the occurrence of specified corporate transactions described below under "Description of the Notes--Conversion Rights."
                                 Upon a conversion, we will have the right to
                                 deliver to holders, at our option, (1) cash,
                                 (2) shares of our common stock or (3) a
                                 combination thereof. See "Description of the
                                 Notes--Conversion Rights."  The conversion
                                 price will be adjusted to reflect stock
                                 dividends, stock splits, issuances of rights to purchase shares of common stock and other events. In addition, if, after the effectiveness date of the shelf registration statement of which this prospectus is a part and prior to the end of the 18th month thereafter, the market price of our common stock is less than 68.23% ($10.48 initially, subject to adjustment) of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period, the conversion price shall immediately be reduced by 17.38% (to $12.69 initially, subject to adjustment); provided that (i) this adjustment shall only be applicable to notes that have been sold or otherwise distributed pursuant to the registration statement referred to above or pursuant to Rule 144(k) under the Securities Act (and such adjustment shall apply to all such notes, regardless of whether they are so sold or distributed before or after adjustment), and (ii) there shall be no more than one such reduction of the conversion price during the term of the notes. You may only convert notes to the extent that you will not beneficially own, immediately following such conversion, outstanding shares constituting more than 19.9% of our common stock.
SINKING FUND.................... None.
OPTIONAL REDEMPTION BY
  INFOCROSSING.................. We may redeem some or all of the notes for cash at any time on or after July 15, 2007 at a
                                 price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including additional interest) and, in the case of redemption prior to July 15, 2009, an additional amount, all as set forth under "Description of the Notes--Optional Redemption by Infocrossing;" provided, however, we may only redeem notes prior to July 15, 2009 if the market price of our common stock has been at least 150% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period. Upon any such provisional redemption, we will make an additional payment equal to $173.83 per $1,000 principal amount of notes redeemed, less the amount of any interest actually paid on these notes before the provisional redemption date.
OPTIONAL REPURCHASE RIGHT OF
  HOLDERS....................... You may require us to repurchase for cash all or a portion of your notes on July 15, 2009,
                                 2014 and 2019 at a repurchase price equal to
                                 100% of the principal amount of the notes plus any accrued and unpaid interest (including additional interest) to, but excluding, the date of repurchase. See "Description of the Notes--Repurchase at Option of Holders--Optional Put." Upon such a repurchase, we will have the right to deliver to holders, at our option, (1) cash, (2) shares of our common stock or (3) a combination thereof
CHANGE OF CONTROL REPURCHASE
  RIGHT OF HOLDERS.............. You may require us, subject to certain conditions, to repurchase for cash all or a
                                 portion of your notes upon a change of control of Infocrossing in certain circumstances and subject to certain conditions. In such case, we will pay a repurchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest (including additional interest) to, but excluding, the repurchase date plus, under certain circumstances, a make-whole premium. See "Description of the Notes--Repurchase at Option of Holders--Change of Control Put."
MAKE WHOLE PREMIUM UPON A
  CHANGE OF CONTROL............. Upon the occurrence of a change of control prior to July 15, 2009, under certain
                                 circumstances, we will pay, in addition to the repurchase price, a make whole premium on notes converted in connection with, or tendered for repurchase upon, the change of control. The make whole premium will be payable, in the same form of consideration into which our common stock has been exchanged or converted, on the repurchase date for the notes after the change of control, both for notes tendered for repurchase and for notes converted in connection with the change of control. The amount of the make whole premium, if any, will be based on our stock price on the effective date of the change of control. A description of how the make whole premium will be determined and a table showing the make whole premium that would apply at various stock prices and change of control effective dates is set forth under "Description of the Notes--Determination of the Make Whole Premium." No make whole premium will be paid if the price of our common stock is less than or equal to 82.62% of the conversion price or if the price of our common stock is equal to or exceeds 227.86% of the conversion price.
COVENANTS....................... The indenture does not contain any financial covenants, other than the limitation on the
                                 incurrence of additional indebtedness described below under "Description of the Notes--Covenant Limiting the Incurrence of Additional Indebtedness," and does not restrict us or our subsidiaries from paying dividends or issuing or repurchasing our other securities.
EVENTS OF DEFAULT............... If there is an event of default on the notes, the principal amount of the notes plus accrued and unpaid interest (including additional interest) to the date of acceleration may be declared immediately due and payable subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving Infocrossing.
FORM, DENOMINATION AND
  REGISTRATION.................. The notes will be issued in fully registered form, in denominations of $1,000 and will be
                                 represented by one or more global notes,
                                 deposited with the trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the global notes will be shown on, and any transfers will be effected only through, records maintained by DTC and its participants. See "Description of the Notes-- Form, Denomination and Registration."
USE OF PROCEEDS................. All of the net proceeds from the sale of the securities by this prospectus will be
                                 received by the selling securityholders. We
                                 will not receive any of the proceeds from any sale by any selling securityholder of the securities covered by this prospectus.
NASDAQ NATIONAL MARKET SYMBOL
  FOR OUR COMMON STOCK.......... Our common stock is traded on the Nasdaq
                                 National Market under the symbol "IFOX."

                                  RISK FACTORS

     You should carefully consider the following risk factors and warnings before making an investment decision. If any of the following risks actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In such case, you may lose all or part of your investment. You should also refer to the other information set forth or incorporated by reference in this prospectus, including our consolidated financial statements and the related notes incorporated by reference in this prospectus.

     This prospectus and the documents incorporated by reference herein, also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

                          RISKS RELATED TO OUR BUSINESS

LOSS OF MAJOR CLIENTS COULD REDUCE OUR REVENUES AND CAUSE ADDITIONAL LOSSES FOR OUR BUSINESS.

     Our customers include commercial enterprises, institutions, and government agencies. For the three months ended March 31, 2004 and for the year ended December 31, 2003, one client, ADT Security Services, Inc., accounted for more than 10% of our consolidated revenue. For the years ended December 31, 2002 and December 31, 2001, two clients, ADT and Alicomp, a division of Alicare, Inc., each accounted for more than 10% of our consolidated revenue. For both the two-month period ended December 31, 2000 and the fiscal year ended October 31, 2000, Alicomp and International Masters Publishers, Inc. each accounted for in excess of 10% of our consolidated revenue.

     Our success depends substantially upon the retention of our major customers as clients. Generally, we may lose a client as a result of a contract expiration, merger or acquisition, business failure, or the selection of another provider of information technology services. We cannot be sure that we will be able to retain long-term relationships or secure renewals of short-term relationships with ADT or our other major clients in the future.

OUR CONTRACTS CONTAIN TERMINATION PROVISIONS AND PRICING RISKS THAT COULD CAUSE US TO LOSE OUR IT OUTSOURCING CONTRACTS OR LOSE MONEY ON OUR REMAINING IT OUTSOURCING CONTRACTS.

     Many of our IT outsourcing contracts with clients permit termination upon ninety days notice and payment of an early termination fee. The ability of our clients to terminate contracts creates an uncertain revenue stream. If clients are not satisfied with our level of performance, pricing or other attributes, our reputation in the IT outsourcing industry may suffer, which may also materially and adversely affect our business, financial condition and results of operations.

     Some of our contracts contain pricing provisions that require the payment of a set fee by the client for our services regardless of the costs we incur in performing these services and/or provide for penalties in the event we fail to achieve certain contract standards. These pricing provisions, particularly in the case of long-term outsourcing agreements, require us to make estimates and assumptions at the time we enter into the contracts that could differ from actual results. These estimates may not necessarily reflect the actual costs to provide the contracted services. Any increased or unexpected costs or unanticipated delays in the performance of these engagements, including delays caused by factors out of our control, could cause us to lose money on these fixed price contracts and the losses could be material.

WE OPERATE IN HIGHLY COMPETITIVE MARKETS IN THE IT OUTSOURCING INDUSTRY WHICH COULD CAUSE US TO LOSE EXISTING CUSTOMERS OR PREVENT US FROM OBTAINING NEW CUSTOMERS.

     We operate in highly competitive markets in the IT outsourcing industry. Our current and potential competitors include other independent computer service companies and divisions of diversified enterprises, as well as the internal information technology departments of existing and potential customers. Among the most significant of our competitors are IBM Corporation, Electronic Data Systems Corporation, Affiliated Computer Services, Inc., Computer Sciences Corp. and SunGard Data Systems, Inc.

     In general, the IT outsourcing services industry is fragmented, with numerous companies offering services in limited geographic areas, vertical markets, or product categories. Many of our larger competitors have substantially greater financial and other resources than we do. We compete on the basis of a number of factors, including price, quality of service, technological innovation, breadth of services offered and responsiveness. Some of these factors are beyond our control. For example, our larger competitors may be able to enter into agreements with software licensors on more favorable terms than us because the cost of software licensing depends on usage.

     We cannot be sure that we will be able to compete successfully against our competitors in the future. If we fail to compete successfully against our current or future competitors with respect to these or other factors, our business, financial condition, and results of operations will be materially and adversely affected.

CHANGES IN TECHNOLOGY IN THE IT OUTSOURCING INDUSTRY COULD CAUSE OUR BUSINESS TO LOSE MONEY OR COULD REQUIRE US TO INVEST ADDITIONAL CAPITAL IN NEW TECHNOLOGY.

     The markets for our services change rapidly because of technological innovation, new product and service introductions, and changes in customer requirements, among other factors. New products and services and new technology often render existing information services or technology infrastructure obsolete, costly, or otherwise unmarketable. For example, the introduction of new software applications for a particular computer platform will make other computer platforms less attractive to companies desiring to use the new applications. As a result, our success depends on our ability to timely innovate and integrate new technologies into our service offerings. We cannot be sure that we will be successful at adopting and integrating new technologies into our service offerings in a timely manner.

     Advances in technology also require us to expend substantial resources to acquire and utilize new technologies in our business. We must continue to commit resources to train our personnel in the use of these new technologies. We must also continue to train personnel to maintain the compatibility of existing hardware and software systems with these new technologies. We cannot be sure that we will be able to continue to commit the resources necessary to update our technology infrastructure at the rate demanded by our markets.

OUR SYSTEMS AND PROCESSES ARE NOT PROTECTED BY PATENTS OR BY REGISTERED COPYRIGHTS, TRADEMARKS, TRADE NAMES OR SERVICE MARKS AND AS A RESULT, OUR COMPETITORS MAY BE ABLE TO USE OUR SYSTEMS AND PROCESSES TO COMPETE AGAINST US AND HURT OUR BUSINESS.

     We believe that because of the rapid pace of technological change in the computer industry, copyright and other forms of intellectual property protection are of less significance than factors such as the knowledge and experience of management and other personnel, and our ability to develop, enhance, market, and acquire new systems and services. As a result, our systems and processes are not protected by patents or by registered copyrights, trademarks, trade names, or service marks. To protect our proprietary services and software from illegal reproduction, we rely on certain mechanical techniques in addition to trade secret laws, restrictions in certain of our customer agreements with respect to use of our services and disclosure to third parties, and internal non-disclosure safeguards, including confidentiality restrictions with certain employees. Despite these efforts, it may be possible for our competitors or clients to copy aspects of our trade secrets. This could have a material adverse effect on our business, financial condition, and results of operations.

INTELLECTUAL PROPERTY LITIGATION COULD CAUSE US TO LOSE MONEY AND LOWER OUR STANDING IN THE IT OUTSOURCING INDUSTRY.

     In recent years, there has been significant litigation in the United States involving patent and other intellectual property rights. We are not currently involved in any material intellectual property litigation. We may, however, be a party to intellectual property litigation in the future to protect our trade secrets or know-how.

     Our suppliers, customers, and competitors may have patents and other proprietary rights that cover technology employed by us. Such persons may also seek patents in the future. Due to the confidential nature of United States patent applications, we are not aware of all patents or other intellectual property rights of which our services may pose a risk of infringement. Others asserting rights against us could force us to defend ourselves against alleged infringement of intellectual property rights. We could incur substantial costs to prosecute or defend any such litigation, and intellectual property litigation could force us to do one or more of the following:

o    cease selling or using services that incorporate the challenged technology;

o    redesign those services that incorporate the challenged technology; and

o obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which may require us to pay royalties, which could be substantial.

     In addition, we generally agree in our contracts to indemnify our clients for any expenses or liabilities they may incur resulting from claimed infringements of the intellectual property rights of third parties. In some instances, the amount of these indemnities may be greater than the revenues we receive from the client.

     Furthermore, any ongoing intellectual property litigation could cause us to lose customers and harm our reputation within the IT outsourcing industry.

FAILURE TO PROPERLY MANAGE GROWTH COULD CAUSE OUR BUSINESS TO LOSE MONEY.

     We have expanded our operations rapidly in recent years. We intend to expand our operations in the foreseeable future to pursue existing and potential market opportunities. This growth places a significant demand on management and operational resources. In order to manage growth effectively, we must implement and improve our operational systems and controls on a timely basis. If we fail to implement these systems and controls, our business, financial condition, and results of operations will be materially and adversely affected.

ACQUISITIONS WE MAKE MAY NOT PROVIDE EXPECTED BENEFITS AND COULD POSSIBLY RESULT IN A LOSS OF MONEY AND RESOURCES.

     We intend to consider selective acquisition opportunities going forward such as our recent acquisition of SMS. Therefore, we may acquire businesses or technologies in the future that we believe are a strategic fit with our business. These acquisitions may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. In addition, the integration of businesses or technologies may prove to be more difficult than expected, and we may be unsuccessful in maintaining and developing relations with the employees, customers and business partners of acquisition targets. Since we will not be able to accurately predict these difficulties and expenditures, it is possible that these costs may outweigh the value we realize from the acquisitions. Future acquisitions could also result in issuances of equity securities that would reduce our stockholders' ownership interest, the incurrence of debt, contingent liabilities, deferred stock based compensation or expenses related to the valuation of goodwill or other intangible assets and the incurrence of large, immediate write-offs.

LOSS OF KEY PERSONNEL COULD CAUSE OUR BUSINESS TO LOSE MONEY OR CAUSE US TO INVEST CAPITAL TO REPLACE SUCH PERSONNEL.

     Our success depends largely on the skills, experience, and performance of some key members of our management, including our Chairman and Chief Executive Officer, Zach Lonstein. The loss of any key members of our management may materially and adversely affect our business, financial condition, and results of operations. In addition, loss of key members of management could require us to invest capital to search for a suitable replacement. Such a search could serve as a distraction to the remaining members of management preventing them from focusing on the ongoing development of our business which, in turn, could cause us to lose money.

OUR BUSINESS DEPENDS ON OUR ABILITY TO RECRUIT, TRAIN, AND RETAIN SKILLED PERSONNEL TO PERFORM IT OUTSOURCING SERVICES; OUR FAILURE TO DO SO COULD INCREASE OUR COSTS AND LIMIT OUR GROWTH.

     We must continue to grow by hiring and training technically-skilled people in order to perform services under our existing contracts and new contracts that we will enter into. The people capable of filling these positions are in great demand and recruiting and training qualified personnel require substantial resources. Our business also experiences significant turnover of technically-skilled people. If we fail to attract, train, and retain sufficient numbers of these technically-skilled people, our business, financial condition, and results of operations will be materially and adversely affected.

WE MAY HAVE DIFFICULTY ACHIEVING AND SUSTAINING PROFITABILITY AND MAY EXPERIENCE ADDITIONAL LOSSES IN THE FUTURE.

     From the fourth quarter of 1999 through the third quarter of 2003, we incurred significant net losses. As of March 31, 2004, we had an accumulated deficit of approximately $75.3 million, although we had positive net worth of approximately $61.1 million. For the two quarters ended March 31, 2004, we had net income totaling approximately $2.0 million. The quarters ended December 31, 2003 and March 31, 2004, respectively, were the first quarters of positive earnings after sixteen consecutive quarters of net losses. There is no assurance that we will generate positive net income in the future.

WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON TERMS THAT ARE ACCEPTABLE TO US, WHICH COULD LIMIT OUR GROWTH.

     We may need to raise additional capital to develop or enhance our technologies, to fund expansion, or to acquire complementary products, businesses or technologies. Additional financing may not be available on terms that are acceptable to us. If we raise additional funds through the issuance of equity securities or securities convertible into or exercisable for equity securities, the percentage ownership of our other stockholders would be reduced. Additionally, these securities might have rights, preferences and privileges senior to those of our current stockholders. If adequate funds are not available on terms acceptable to us, our ability to develop and enhance our services, fund expansion, and otherwise take advantage of unanticipated opportunities would be significantly limited.

VARIABILITY OF QUARTERLY OPERATING RESULTS.

     We expect our revenues and operating results to vary from quarter to quarter. These variations are likely to be caused by many factors that are, to some extent, outside our control, including the addition or loss of customers and the time in the quarter that an addition or loss occurs; variability of fees and expenses with respect to contractual arrangements when our fees are not fixed; and an increase in depreciation or amortization because of the acquisition of new equipment or software licenses and one time non-recurring and unusual charges whether incurred in the ordinary course of business or not. Accordingly, we believe that quarter-to-quarter comparisons of operating results for preceding quarters are not necessarily meaningful. You should not rely on the results of one quarter as an indication of our future performance.

          RISKS RELATED TO INVESTMENT IN THE NOTES AND OUR COMMON STOCK

THE NOTES DO NOT CONTAIN FINANCIAL COVENANTS, OTHER THAN A COVENANT LIMITING THE INCURRENCE OF ADDITIONAL INDEBTEDNESS BY US, AND THERE IS LIMITED PROTECTION IN THE EVENT OF A CHANGE OF CONTROL.

     The indenture does not contain any financial covenants, other than the limitation on the incurrence of additional indebtedness described under "--Covenant Limiting the Incurrence of Additional Indebtedness." In particular, the indenture does not contain covenants that limit our ability to pay dividends or make distributions on or redeem our capital stock and, therefore, protect you in the event of a highly leveraged transaction or other similar transaction. In addition, the requirement that we offer to repurchase the notes upon a change of control is limited to the transactions specified in the definition of a "change of control" under "Description of Notes--Repurchase at Option of Holders--Change of Control Put." Accordingly, we could enter into certain transactions, such as acquisitions, refinancings or a recapitalization, that could affect our capital structure and the value of our common stock but would not constitute a change of control.

OUR ABILITY TO REPURCHASE THE NOTES WITH CASH UPON A CHANGE OF CONTROL MAY BE LIMITED.

     In certain circumstances involving a change of control of Infocrossing, you may require us to repurchase all or a portion of your notes to the extent set forth in this prospectus. If a change in control were to occur, we cannot assure you that, if required, we will have sufficient cash or other financial resources at that time or would be able to arrange financing to pay the repurchase price of the notes in cash. Our ability to repurchase the notes in that event may be limited by law, by the indenture, by the terms of other agreements relating to our senior debt and by indebtedness and agreements that we may enter into in the future which may replace, supplement or amend our existing or future debt. If a change in control occurs at a time when we are prohibited from repurchasing or redeeming the notes, we could seek the consent of lenders to repurchase the notes or could attempt to refinance the borrowings that contain this prohibition. If we do not obtain a consent or refinance these borrowings, we could remain prohibited from repurchasing the notes. Our failure to repurchase the notes would constitute an event of default under the indenture governing the notes, which might constitute a default under the terms of our other indebtedness at that time.

THE MAKE WHOLE PREMIUM PAYABLE ON NOTES CONVERTED IN CONNECTION WITH, OR TENDERED FOR REPURCHASE UPON, A CHANGE OF CONTROL MAY NOT ADEQUATELY COMPENSATE YOU FOR THE LOST OPTION TIME VALUE OF YOUR NOTES AS A RESULT OF SUCH CHANGE OF CONTROL.

     If a change of control occurs prior to July 15, 2009, under certain circumstances, we will pay a make whole premium on notes converted in connection with, or tendered for repurchase upon, such change of control. The amount of the make whole premium will be determined based on the date on which the change of control becomes effective and the price paid per share of our common stock in the transaction constituting the change of control, as described below under "Description of the Notes--Determination of the Make Whole Premium." Although the make whole premium is designed to compensate you for the lost option time value of your notes as a result of such change of control, the amount of the make whole premium is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if a change of control occurs on or after July 15, 2009 or if the price paid per share of our common stock in the transaction constituting the change of control is greater than or equal to 227.86% of the conversion price or less than or equal to 82.62% of the conversion price, no make whole premium will be paid.

YOUR RIGHT TO FULLY CONVERT NOTES MAY BE LIMITED.

     Because you may only convert notes to the extent that you will not beneficially own, immediately following such conversion, outstanding shares constituting more than 19.9% of our common stock, you may not be able to fully convert your notes.

THERE IS NO ESTABLISHED TRADING MARKET FOR THE NOTES AND WE WILL NOT SEEK TO HAVE THE NOTES RATED.

     There is no existing market for the notes and there can be no assurance as to the liquidity of any markets that may develop for the notes, the ability of holders of the notes to sell their notes, or the prices at which holders would be able to sell their notes. Future trading prices of the notes will depend on many factors, including, among other things:

o    our ability to register the resales of the notes;

o    prevailing interest rates;

o    our operating results;

o    the market for similar securities; and

o    the price of our common stock.

     Additionally, the notes have not been rated and we will not seek to have the notes rated. Credit rating agencies evaluate the companies in our industry as a whole and provider credit ratings based on their overall view of our industry. Since we will not have the notes rated, you will not get the benefited of such a view.

OUR SIGNIFICANT AMOUNT OF INDEBTEDNESS AND INTEREST EXPENSE WILL LIMIT OUR CASH FLOW AND COULD ADVERSELY AFFECT OUR OPERATIONS AND OUR ABILITY TO MAKE FULL PAYMENT ON YOUR NOTES.

     We currently have a significant level of debt and interest expense. On an as adjusted basis giving effect to the acquisition of SMS and the offering of the notes and the application of the proceeds, we would have had approximately $79.8 million in indebtedness outstanding as of March 31, 2004.

     Our significant indebtedness poses risks to our business, including the risks that:

o we could use a substantial portion of our consolidated cash flow from operations to pay principal and interest on our debt, thereby reducing the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

o insufficient cash flow from operations may force us to sell assets, or seek additional capital, which we may be unable to do at all or on terms favorable to us;

o our level of indebtedness may make us more vulnerable to economic or industry downturns; and

o our debt service obligations increase our vulnerabilities to competitive pressures, because many our competitors are less leveraged than we are.

     In addition, other than as disclosed under "Covenant Limiting the Incurrence of Additional Indebtedness," the indenture governing the notes does not limit our ability to incur additional indebtedness in the future. If new indebtedness is incurred, the related risks that we now face could intensify. See our financial statements and the related notes incorporated by reference in this prospectus. Our ability to make required payments on the notes and to satisfy any other debt obligations will depend on our future operating performance and our ability to obtain additional debt or equity financing on commercially reasonable terms.

TO SERVICE OUR DEBT, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS.

     Our ability to make payments on or to refinance our indebtedness and to fund our operations and planned capital expenditures depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     We expect to continue to require substantial amounts of cash. Our primary cash requirements include capital expenditures, ongoing operating expense, required income tax payments, and interest and principal payments under our indebtedness.

     Our primary sources of future liquidity are expected to be cash, current assets, cash generated from future operating activities and further issuances of debt or equity securities, depending on capital market conditions.

     Additionally, the type, timing and terms of any future financing selected by us will be dependent upon our cash needs, the availability of other financing sources and the prevailing conditions in the financial markets. We cannot assure you that any of these sources or our anticipated primary sources of future liquidity will be available to us at any given time or that the terms on which these sources may be available will be favorable to us.

YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS EFFECTIVELY SUBORDINATED TO THE RIGHTS OF OUR EXISTING AND FUTURE SECURED CREDITORS.

         Holders of our secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Notably, our existing or future senior secured term loans are or may be secured by liens on substantially all of our assets. The notes are effectively subordinated to all such secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness. As of March 31, 2004, we had approximately $28.0 million of debt. As of March 31, 2004, after giving pro forma effect to the SMS acquisition and the offering of the notes and the application of the proceeds, we would have had approximately $79.8 million of debt.

THE NOTES EFFECTIVELY RANK JUNIOR TO ALL EXISTING AND FUTURE LIABILITIES OF OUR SUBSIDIARIES.

         The notes effectively rank junior to all existing and future liabilities of our subsidiaries, including trade payables. In the event of a bankruptcy, liquidation or dissolution of a subsidiary and following payment of its liabilities, the subsidiary might not have sufficient assets remaining to make any payments to us so that we can meet our obligations as the holding company, including our obligations to you under the notes. As of March 31, 2004, our subsidiaries had approximately $0.45 million of debt excluding any intercompany debt. As of March 31, 2004, after giving pro forma effect to the SMS acquisition and the offering of the notes and the application of the proceeds, our subsidiaries would have had approximately $5.2 million of debt excluding any intercompany debt. The indenture governing the notes limits, but does not prohibit, the ability of our restricted subsidiaries to incur additional debt.

OUR STOCK PRICE IS VOLATILE AND COULD DECLINE.

     The price of our common stock has been, and is likely to continue to be, volatile. For example, our stock price in the first quarter of 2002 was as low as $3.91 per share and as high as $14.78 per share in the second quarter of 2004. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

o    quarterly variations in our operating results;

o announcements we make regarding significant contracts, acquisitions, strategic partnerships, or joint ventures;

o    additions or departures of key personnel;

o    changes in market valuations of information technology service companies;

o    changes in financial estimates by securities analysts; and

o    sales of our common stock.

     Because the notes are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes. Holders who receive common stock upon conversion also will be subject to the risk of volatility and depressed prices of our common stock. In addition, the existence of the notes may encourage short selling in our common stock by market participants because the conversion of the notes could depress the price of our common stock.

     In addition, the stock market in general, and companies whose stock is listed on The Nasdaq National Market, have experienced extreme price and volume fluctuations that have often been disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

AVAILABILITY OF SIGNIFICANT AMOUNTS OF OUR COMMON STOCK FOR SALE COULD CAUSE ITS MARKET PRICE TO DECLINE.

     As of July 9, 2004, there were 18,550,509 shares of our common stock outstanding. If our stockholders sell substantial amounts of our common stock in the public market following this offering or the perception exists that such sales could occur, including shares issued upon exercise of outstanding common stock purchase warrants, the market price of our common stock could fall.

     As of July 9, 2004, Zach Lonstein, our Chairman and Chief Executive Officer, beneficially owned 1,566,469 shares of our common stock. Substantially all of those shares are available for sale in the public market pursuant to Rule 144 under the Securities Act, subject to certain volume, manner of sale and other restrictions. Zach Lonstein may require us to register his shares for resale, under certain conditions, pursuant to a resale registration rights agreement that we entered into with him.

THE CONDITIONAL CONVERSION FEATURES OF THE NOTES COULD RESULT IN YOU RECEIVING LESS THAN THE VALUE OF THE COMMON STOCK INTO WHICH A NOTE IS CONVERTIBLE.

     The notes are convertible into common stock only if specified conditions are met. If the specific conditions for conversion are not met you will not be able to convert your notes, and you may not be able to receive the value of the common stock into which the notes would otherwise be convertible.

UPON CONVERSION OF THE NOTES, WE MAY PAY CASH IN LIEU OF ISSUING SHARES OF OUR COMMON STOCK OR A COMBINATION OF CASH AND SHARES OF OUR COMMON STOCK. THEREFORE, HOLDERS OF THE NOTES MAY RECEIVE NO SHARES OF OUR COMMON STOCK OR FEWER SHARES THAN THE NUMBER INTO WHICH THEIR NOTES ARE CONVERTIBLE.

     We have the right to satisfy our conversion obligation to holders by issuing shares of common stock, by paying the cash value of the common stock into which the notes are convertible or by a combination thereof. Accordingly, upon conversion of all or a portion of the notes, holders may not receive any shares of our common stock, or they might receive fewer shares of common stock relative to the conversion value of the notes. Further, our liquidity may be reduced to the extent that we choose to deliver cash rather than shares of common stock upon the conversion of the notes.

IF WE ELECT TO SETTLE UPON CONVERSION IN CASH OR A COMBINATION OF CASH AND COMMON STOCK, THERE WILL BE A DELAY IN SETTLEMENT.

     Upon conversion, if we elect to settle in cash or a combination of cash and our common stock, there will be a significant delay in settlement. In addition, because the amount of cash or common stock that a holder will receive in these circumstances will be based on the sales price of our common stock for an extended period between the conversion date and the settlement date, holders will bear the market risk with respect to the value of the common stock for such extended period. See "Description of the Notes--Conversion Rights."

BEFORE CONVERSION, HOLDERS OF THE NOTES WILL NOT BE ENTITLED TO ANY SHAREHOLDER RIGHTS, BUT WILL BE SUBJECT TO ALL CHANGES AFFECTING OUR SHARES.

     If you hold notes, you will not be entitled to any rights with respect to shares of our common stock into which the notes you hold may be convertible, including voting rights and rights to receive dividends or distributions. However, the common stock you receive upon conversion of your notes will be subject to all changes affecting our common stock. Except for limited cases under the adjustments to the conversion price, you will be entitled only to rights that we may grant with respect to shares of our common stock if and when we deliver shares to you upon your election to convert your notes into shares. For example, if we seek approval from shareholders for a potential merger, or if an amendment is proposed to our certificate of incorporation or by-laws that requires shareholder approval, holders of notes will not be entitled to vote on the merger or amendment.

IF WE PAY CASH DIVIDENDS ON OUR COMMON STOCK, YOU MAY BE DEEMED TO HAVE RECEIVED A TAXABLE DIVIDEND WITHOUT THE RECEIPT OF ANY CASH.

     If we were to change our dividend policy and pay cash dividends on our common stock, an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in "Material United States Federal Income Tax Considerations"), such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See "Material United States Federal Income Tax Considerations."

CONVERSION OF THE NOTES WILL DILUTE THE OWNERSHIP INTEREST OF EXISTING SHAREHOLDERS AND FUTURE ISSUANCES OF OUR SECURITIES COULD DILUTE YOUR OWNERSHIP.

     The conversion of some or all of the notes will dilute the ownership interest of existing shareholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

     Additionally, we may decide to raise additional funds through public or private debt or equity financing to fund our operations. If we raise funds by issuing equity securities, the percentage ownership of current stockholders will be reduced, and the new equity securities may have rights prior to those of the common stock issuable upon conversion of the notes. We cannot predict the effect, if any, that future sales of our common stock or notes, or the availability of shares of our common stock or notes for future sale, will have on the market price of our common stock or notes. Sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options or warrants or the conversion of the notes), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock and notes.

WE HAVE NOT PAID CASH DIVIDENDS ON OUR COMMON STOCK AND DO NOT EXPECT TO DO SO.

     We have never declared or paid a cash dividend on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

BECAUSE THE NOTES ARE REPRESENTED BY GLOBAL NOTES REGISTERED IN THE NAME OF A DEPOSITARY, YOU WILL NOT BE A "HOLDER" UNDER THE INDENTURE AND YOUR ABILITY TO TRANSFER OR PLEDGE THE NOTES COULD BE LIMITED.

     The notes are represented by one of more global securities registered in the name of Cede & Co. as nominee for The Depository Trust Company ("DTC"). Except in the limited circumstances described in this prospectus, owners of beneficial interests in the global securities are not entitled to receive physical delivery of notes in certificated form and will not be considered "holders" of the notes under the indenture for any purpose. Instead, owners must rely on the procedures of DTC and its participants to protect their interests under the indenture. In addition, because the laws of some states require that certain persons take physical delivery in definitive form of securities they own, you may be unable to transfer your notes to those persons. Your ability to pledge your interest in the notes to persons or entities that do not participate in the DTC system may also be adversely affected by the lack of a certificate.

THE NOTES MAY CONSTITUTE A CONTINGENT PAYMENT DEBT INSTRUMENT, IN WHICH CASE YOU MAY BE REQUIRED TO RECOGNIZE A SIGNIFICANT AMOUNT OF ADDITIONAL INCOME ON A CONSTANT YIELD BASIS AND TO TREAT AS ORDINARY INCOME RATHER THAN CAPITAL GAIN ANY INCOME REALIZED ON THE TAXABLE DISPOSITION OF THE NOTES.

     If a change of control occurs, you may require us to repurchase for cash all or a portion of your notes. If there is a repurchase pursuant to a change of control and certain conditions are met, we will be required to pay a make-whole premium in addition to 100% of the principal amount plus any accrued and unpaid interest. Although the matter is not free from doubt, we intend to take the position that the likelihood that such make-whole premium would be paid is remote. However, there is no assurance that our position would be respected by the Internal Revenue Service or, if challenged, upheld by a court. If the Internal Revenue Service were to challenge our position and successfully assert that such likelihood is not remote, the notes may constitute a contingent payment debt instrument. In such event, if you are a U.S. holder (as defined under "Material United States Federal Income Tax Considerations"), you would be required to include amounts in income, as original issue discount, on a constant yield to maturity basis, based on a rate comparable to the rate at which we would issue fixed rate nonconvertible, non-contingent notes with similar terms and conditions. Such amounts would be significantly in excess of cash received while the notes are outstanding. In addition, you will recognize ordinary income upon a sale, exchange, conversion, redemption or repurchase of the notes at a gain. In computing such gain, the amount realized by a U.S. holder will include, in the case of a conversion, the amount of cash and the fair market value of the common stock received. You are strongly urged to consult your own tax advisors as to the U.S. federal, state and other tax consequences relating to the notes. For more information, see "Material United States Federal Income Tax Considerations."

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS, THE STOCKHOLDER AGREEMENT AND DELAWARE LAW COULD DETER TAKEOVER ATTEMPTS AND PREVENT STOCKHOLDERS FROM OBTAINING A PREMIUM FOR THEIR SHARES.

     Some provisions of our certificate of incorporation and bylaws, the stockholder agreement and Delaware law could delay, prevent, or make more difficult a merger, tender offer, or proxy contest involving us. Among other things:

o under our certificate of incorporation, our board of directors may issue up to 3,000,000 shares of our preferred stock and may determine the price, rights, preferences, privileges and restrictions, including voting and conversion rights, of these shares of preferred stock;

o under our certificate of incorporation, our board of directors has three classes of directors, with each director serving for a term of three years; and

o under our certificate of incorporation, our stockholders may remove our directors at any time, but only for cause.

o Delaware law limits transactions between us and persons that acquire significant amounts of our stock without approval of our board of directors.

                                 USE OF PROCEEDS

     All of the net proceeds from the sale of the securities by this prospectus will be received by the selling securityholders. We will not receive any of the proceeds from any sale by any selling securityholder of the securities covered by this prospectus.

            RECENT MARKET PRICES OF COMMON STOCK AND DIVIDEND POLICY

     Our common stock is listed and traded on The Nasdaq National Market under the symbol "IFOX." For the periods reported below, the following table sets forth the high and low sale prices for our common stock as reported by The Nasdaq National Market. On July 9, 2004 the last reported sale price for our common stock was $12.47 per share.

                                                              HIGH       LOW

2002
  First Quarter.........................................     $7.000    $3.910
  Second Quarter........................................      6.890     4.555
  Third Quarter.........................................     10.050     5.607
  Fourth Quarter........................................      8.100     5.990

2003
  First Quarter.........................................      7.150     5.890
  Second Quarter........................................      7.300     6.220
  Third Quarter.........................................      8.500     7.040
  Fourth Quarter........................................     12.130     7.280

2004
  First Quarter.........................................     13.750    10.020
  Second Quarter........................................     14.780     9.880
  Third Quarter (through July 9, 2004)..................     13.580    12.380

--------------------------------------------------------------------------------

     As of July 9, 2004, we had approximately 136 stockholders of record. In addition, we believe that there are approximately 500 beneficial owners holding their shares in "street name."

     We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not anticipate that we will declare or pay any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, restrictions under any existing indebtedness and other factors the board of directors deems relevant.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our consolidated ratio of earnings to fixed changes for the periods indicated:

                                                                RATIO OF EARNINGS TO FIXED CHARGES
                                                                                                        Two Month
                                               Three Months                           Fiscal Years       Periods
                                                   Ended            Years Ended           Ended           Ended
                                                 March 31,         December 31,        October 31,     December 31,
                                                   2004         2003   2002   2001    2000    1999     2000    1999

Ratio of Earnings to Fixed Charges..........       1.5           1.2    1.1    (a)     (a)     1.9      (a)     (a)
--------------------------------------------------------------------------------------------------------------------
(a) Fixed Charges in excess of Earnings....         -             -      -     $35,827 $17,156  -       $4,440  $562


     In accordance with Regulation S-K 503(d), fixed charges are the sum of interest expense, including amortization of capitalized expenses relating to indebtedness, an estimate of interest within operating leases for equipment and facilities, and dividends accrued on redeemable preferred stock. Earnings are the sum of pretax income from continuing operations plus the fixed charges. For those periods where earnings are insufficient to cover fixed charges, the amount by which fixed charges exceed earnings is shown.

                            DESCRIPTION OF THE NOTES

     We issued the notes under an indenture, dated as of June 30, 2004, between us and Wells Fargo Bank, National Association, as trustee. The terms of the notes include those provided in the indenture, the notes and those provided in the resale registration rights agreement which we have entered into with the initial purchaser.

     The following description is only a summary of the material provisions of the notes, the indenture and the resale registration rights agreement. we urge you to read these documents in their entirety because they, and not this description, define your rights as holders of these notes. You may request copies of these documents at our address set forth above under the caption "Summary."

     When we refer to "Infocrossing," "we," "our" or "us" in this section, we refer only to Infocrossing, Inc., a Delaware corporation, and not its subsidiaries.

BRIEF DESCRIPTION OF THE NOTES

     The notes issued:

o    consist of $72,000,000 aggregate principal amount;

o    bear interest at a rate of 4.00% per year;

o are our senior unsecured obligations, ranking equally with all of our existing and future senior unsecured indebtedness (and effectively junior to secured debt to the extent such debt is fully secured) and senior in right of payment to any subordinated indebtedness, but as indebtedness of Infocrossing, the notes are effectively subordinated to all existing and will be effectively subordinated to all future indebtedness and liabilities of our subsidiaries;

o are convertible into our common stock at an initial conversion price of $15.36 per share, subject to adjustment as described below under "Conversion Rights," in the following circumstances:

o if the market price (as defined below) of our common stock is above 130% of the conversion price measured over a specified number of trading days;

o if the ratio of the trading price (as defined below) of the notes to the conversion value of the notes is less than 98% measured over a specified number of trading days;

o    if your notes have been called for redemption; and

o    upon the occurrence of specified corporate transactions;

o in addition to the adjustments to the conversion price referred to above, if, after the effectiveness date of the shelf registration statement of which this prospectus is a part and prior to the end of the 18th month thereafter, the market price of our common stock is less than 68.23% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period, the conversion price shall immediately be reduced by 17.38% (to $12.69 initially, subject to adjustment); provided that (i) this adjustment shall only be applicable to notes that have been sold or otherwise distributed pursuant to the registration statement referred to above or pursuant to Rule 144(k) under the Securities Act (and such adjustment shall apply to all such notes, regardless of whether they are so sold or distributed before or after adjustment), and (ii) there shall be no more than one such reduction of the conversion price during the term of the notes;

o if you convert your notes in connection with a change in control, you will receive accrued and unpaid interest to, but not including, the conversion date and, under certain circumstances, a make whole premium, which will be in an amount determined as set forth below under"Determination of the Make Whole Premium" and which will be payable on the conversion repurchase date in the same form of consideration into which all or substantially all of our common stock has been exchanged or converted;

o be redeemable at our option in whole or in part at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including additional interest) and, in the case of redemptions prior to July 15, 2009, an additional amount, all as set forth under " --Optional Redemption by Infocrossing;" provided, however, that we may only redeem notes prior to July 15, 2009 if the market price of our common stock has been at least 150% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period;

o be subject to repurchase by us at your option on July 15, 2009, 2014 and 2019 or if a change of control occurs as set forth below under "Repurchase at Option of Holders;" and

o be due on July 15, 2024, unless earlier converted, redeemed by us at our option or repurchased by us at your option.

     The indenture does not contain any financial covenants, other than the limitation on the incurrence of additional indebtedness described below under "Covenant Limiting the Incurrence of Additional Indebtedness," and does not restrict us or our subsidiaries from paying dividends or issuing or repurchasing our other securities. In addition, the indenture does not protect you in the event of a highly leveraged transaction or a change in control of Infocrossing except to the extent described below under "Repurchase at Option of Holders - Change of Control Put."

     No sinking fund is provided for the notes. The notes are not be subject to defeasance.

     The notes were issued only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     You may present definitive notes for conversion, registration of transfer and exchange, without service charge, at our office or agency in New York City, which shall initially be the office or agency of the trustee in New York City. For information regarding conversion, registration of transfer and exchange of global notes, see "Form, Denomination and Registration."

     You may not sell or otherwise transfer the notes or the shares of the common stock issuable upon conversion of the notes except in compliance with the provisions set forth under the resale registration rights agreement.

INTEREST

     The notes bear interest from June 30, 2004 at the rate of 4.00% per year.

     We will pay interest semiannually, in arrears, on January 15 and July 15 of each year to the holders of record at the close of business on the preceding January 1 and July 1, respectively, beginning January 15, 2005.

     There are two exceptions to the preceding sentence:

o In general, we will not make a separate cash payment for accrued and unpaid interest or additional interest, if any, on any notes that are converted into our common stock. See "Conversion Rights." If a holder of notes converts its notes after a record date for an interest payment but prior to the corresponding interest payment date, it will receive interest accrued and paid on these notes on the interest payment date, notwithstanding the conversion of these notes prior to such interest payment date, because that holder will have been the holder of record on the corresponding record date. But, at the time such holder surrenders these notes for conversion, it will be required to remit to us an amount equal to the interest that will be paid on the interest payment date. The preceding sentence does not apply to a holder which has delivered a notice of conversion to us, or which converts, after a record date for an interest payment date but prior to the corresponding interest payment date, notes that, prior to such conversion, we call for redemption on a redemption date that is on or prior to the third business day after such interest payment date.

o We will pay accrued and unpaid interest and additional interest, if any, to a person other than the holder of record on the record date if we redeem, or holders elect to require us to repurchase, the notes on a date that is after the record date and on or prior to the corresponding interest payment date. In this instance, we will pay accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date to the same person to whom we will pay the principal of these notes.

     Except as provided below, we will pay interest on:

o    the global notes to DTC in immediately available funds;

o any definitive notes having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of these notes; and

o any definitive notes having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by the holder of those notes.

     At maturity, we will pay interest on the definitive notes at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

     We will pay principal on:

o    the global notes to DTC in immediately available funds; and

o the definitive notes at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

o Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

CONVERSION RIGHTS

     GENERAL

     You may convert any outstanding notes (or portions of outstanding notes) into shares of our common stock, initially at the conversion price of $15.36 per share, equal to a conversion rate of approximately 65.1042 shares per $1,000 principal amount of notes, under the circumstances summarized below. The conversion price will be subject, however, to adjustment as described below under "Conversion Price Adjustments." We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash to you in an amount equal to the market value of that fractional share based upon the market price of our common stock on the trading day immediately preceding the conversion date. You may convert notes only in denominations of $1,000 and whole multiples of $1,000.

     You may, subject to certain limitations described below, surrender notes for conversion into our common stock prior to the close of business on their stated maturity date if any of the following conditions are satisfied:

o during any fiscal quarter, if the market price (as described below) of our common stock for at least 20 trading days in the 30 consecutive trading-day period ending on the last day of the preceding fiscal quarter was more than 130% of the applicable conversion price;

o on or before July 15, 2019, during the five business-day period following any 10 consecutive trading-day period in which the trading price (as described below) for the notes during such ten-day period was less than 98% of the applicable conversion value (as described below) for the notes during that period;

o    if we have called your notes for redemption; or

o    upon the occurrence of any of the corporate transactions summarized below.

     If you have exercised your right to require us to repurchase your notes as described under "Repurchase at Option of Holders," you may convert your notes into our common stock only if you withdraw your notice of exercise of repurchase and convert your notes prior to the close of business on the applicable repurchase date.

     LIMITATION ON RIGHT TO CONVERT NOTES

     You may only convert notes to the extent that you will not beneficially own, immediately following such conversion, outstanding shares constituting more than 19.9% of our common stock and when you deliver any note for conversion, you will be deemed to represent that, immediately following conversion, you will not beneficially own outstanding shares constituting more than 19.9% of our common stock. To the extent you attempt to convert notes which would result in your beneficially owning outstanding shares constituting more than 19.9% of our common stock, the purported conversion will be void and you will not acquire any rights in the shares of our common stock that would result in your beneficially owning outstanding shares constituting more than 19.9% of our common stock.

     CONVERSION UPON SATISFACTION OF MARKET PRICE CONDITIONS

     A holder may convert any of its notes into our common stock during any fiscal quarter if the market price of our common stock for at least 20 trading days in the 30 consecutive trading-day period ending on the last trading day of the preceding fiscal quarter exceeds 130% of the applicable conversion price. The applicable conversion price is, for each trading day on which the market price of our common stock is measured, the conversion price in effect on such trading day at the time the market price is determined.

     On or before July 15, 2019, a holder also may convert its notes into our common stock during the five business-day period following any 10 consecutive trading-day period in which the trading price for the notes for such ten-day period was less than 98% of the applicable conversion value (as described in this prospectus) for the notes during that period. Notwithstanding anything to the contrary herein, the conversion agent shall have no obligation to determine the trading price of the notes unless we have requested that it make such determination; and we have no obligation to make such request unless so requested by a holder. At such time as a written request is made by a holder, we shall instruct the conversion agent to determine the trading price per note beginning on the next trading day and on each successive trading day until the trading price per note is greater than or equal to 98% of the applicable conversion value for 10 consecutive trading days.

     "Conversion value" is equal to the product of the market price for our common stock on a given day multiplied by the then current conversion rate, which is the number of shares of common stock into which each notes is then convertible. The applicable conversion value is, for each trading day on which the trading price of the notes is measured, the conversion value in effect on such trading day at the time the trading price is determined.

     The "market price" of our common stock on any date of determination means:

o the closing sale price (or, if no closing sale price is reported, the last reported sale price) of a security (regular way) on the Nasdaq National Market on that date;

o if that security is not listed on the Nasdaq National Market on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which that security is listed;

o if that security is not so reported, the last price quoted by Interactive Data Corporation for that security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by us;

o if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security from at least two dealers recognized as market-makers for that security; or

o if that security is not so quoted, the average of that last bid and ask prices for that security from a dealer engaged in the trading of convertible securities.

     The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations per notes obtained by us or the calculation agent for $1,000,000 principal amount of the notes at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that, if:

o at least three such bids cannot reasonably be obtained by us or the calculation agent, but two such bids are obtained, then the average of the two bids shall be used, and

o if only one such bid can reasonably be obtained by us or the calculation agent, this one bid shall be used.

     If:

o either we or the calculation agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of the notes from a nationally recognized securities dealer or,

o in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes,

then the trading price of the notes will equal (a) the then-applicable conversion rate of the notes multiplied by (b) the market price of our common stock on such determination date.

     The conversion agent will initially be Wells Fargo Bank, National Association. We may change the conversion agent, but the conversion agent will not be our affiliate. The conversion agent will solicit bids from securities dealers that are believed by us to be willing to bid for the notes.

     CONVERSION UPON NOTICE OF REDEMPTION

     A holder may surrender for conversion any notes which we call for redemption at any time until the close of business on the day that is one business day prior to the redemption date, even if the notes are not otherwise convertible at that time. If a holder already has delivered, however, a notice informing us of its exercise of its repurchase rights, as described below under " Repurchase at Option of Holders," with respect to a notes, the holder may not surrender that notes for conversion until the holder has withdrawn the notice in accordance with the indenture.

     CONVERSION UPON SPECIFIED CORPORATE TRANSACTIONS

     If:

o we distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days of the date of distribution, shares of our common stock at a price less than the market price of the common stock at the time of the announcement of that distribution;

o we elect to distribute to all holders of our common stock, cash or other assets, debt notes or certain rights to purchase our notes, which distribution has a per share value exceeding 5% of the market price of the common stock on the business day preceding the declaration date for such distribution; or

o a change of control as described under "Repurchase at Option of Holders--Change of Control Put" occurs, but holders of notes do not have the right to require us to repurchase their notes as a result of such change of control because at least 90% of the consideration received in the change of control consists of capital stock that is freely traded and the notes become convertible into that capital stock, each as more fully described under "Repurchase at Option of Holders - Change of Control Put,"

then we must notify the holders of notes at least 20 days prior to the ex-dividend date for the distribution or within 20 business days of the occurrence of the change of control, as the case may be. Once we have given that notice, holders may convert their notes at any time until either (a) the earlier of close of business on the business day prior to the ex-dividend date and our announcement that the distribution will not take place, in the case of a distribution, or (b) within 20 business days of the change of control notice, in the case of a change of control. In the case of a distribution, no adjustment to the ability of a holder of notes to convert will be made if the holder participates or will participate in the distribution without conversion.

     In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock will be converted into cash, securities or other property, a holder may convert notes at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the effective date of the transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which our common stock is converted into cash, notes or other property, then at the effective time of the transaction, the right to convert a notes into common stock will be changed into a right to convert the notes into the kind and amount of cash, notes or other property which the holder would have received if the holder had converted such notes immediately prior to the transaction. If the transaction also constitutes a "change of control" (as defined below) the holder can require us to repurchase all or a portion of its notes as described under "Repurchase at Option of Holders - Change of Control Put." In addition, if the transaction constitutes a change of control and meets certain other conditions, a holder may be entitled to receive a make whole premium.

     CONVERSION PROCEDURES

     Except as provided below, if you convert your notes into our common stock on any day other than an interest payment date, you will not receive any separate cash payment for interest that has accrued on these notes since the prior interest payment date. By delivering to the holder the number of shares issuable upon conversion, determined by dividing the principal amount of the notes being converted by the conversion price, together with a cash payment, if any, in lieu of fractional shares, we will satisfy our obligation with respect to the converted notes. That is, accrued but unpaid interest (including additional interest) will be deemed to be paid in full rather than canceled, extinguished or forfeited.

     If you convert after a record date for an interest payment but prior to the corresponding interest payment date, you will receive on the interest payment date interest accrued and paid on such notes, notwithstanding the conversion of such notes prior to such interest payment date, because you will have been the holder of record on the corresponding record date. But, at the time of surrender of such notes for conversion, you must pay us an amount equal to the interest that will be paid on the notes being converted on the interest payment date. The preceding sentence does not apply to a holder that converts, after a record date for an interest payment date but prior to the corresponding interest payment date, notes that we call for redemption prior to such conversion on a redemption date that is on or prior to the third business day after such interest payment date. Accordingly, if we call your notes for redemption in such circumstances and you choose to convert your notes, you will receive on the date that has been fixed for redemption the amount of interest you would have received if you had not converted your notes.

     You will not be required to pay any transfer taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any transfer tax or duties which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. If you convert any notes within two years after its original issuance, the common stock issuable upon conversion will not be issued or delivered in a name other than yours unless the applicable restrictions on transfer have been satisfied. See "Notice to Investors." Certificates representing shares of common stock will be issued or delivered only after all applicable transfer taxes and duties, if any, payable by you have been paid.

     To convert interests in global notes, you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program. To convert a definitive notes, you will be required to:

o complete the conversion notice on the back of the notes (or a facsimile of it);

o deliver the completed conversion notice and the notes to be converted to the specified office of the conversion agent;

o pay all funds required, if any, relating to interest on the notes to be converted to which you are not entitled, as described in the second preceding paragraph; and

o pay all transfer taxes or duties, if any, as described in the preceding paragraph.

The conversion date will be the date on which all of the foregoing requirements have been satisfied. The notes will be deemed to have been converted immediately prior to the close of business on the conversion date. We will deliver, or cause to be delivered, to you a certificate for the number of shares of common stock into which the notes are converted (and cash in lieu of any fractional shares) as soon as practicable on or after the conversion date.

     The conversion agent, which will be initially Wells Fargo Bank, National Association, will, on our behalf, determine if the notes are convertible as a result of the market price of our common stock on a daily basis, in the case of the right to convert upon satisfaction of market price conditions, and at the end of each quarter, in the case of the other bases upon which holders may convert their notes, in each case, notifying us and the trustee.

     CONVERSION PRICE ADJUSTMENTS

     We will adjust the initial conversion price for certain events, including:

     (1) issuance of our common stock as a dividend or distribution on our common stock;

     (2) certain subdivisions, combinations or reclassifications of our common stock;

     (3) issuances to all holders of our common stock of certain rights or warrants to purchase our common stock (or securities convertible into our common stock), at less than (or having a conversion price per share less than) the then current market price of our common stock;

     (4) distributions to all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets (including securities, but excluding:

o the rights and warrants to the extent included pursuant to paragraph (3) above;

o any dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the fourth succeeding paragraph;

o    any dividends or distributions paid exclusively in cash; or

o common stock distributions to the extent included pursuant to paragraph (1) above);

     (5) dividends or other distributions consisting exclusively of cash to all or substantially all holders of our common stock (other than dividends or distributions made in connection with our liquidation, dissolution or winding-up); and

     (6) purchases of our common stock pursuant to a tender offer made by us or any of our subsidiaries to the extent that the same involves an aggregate consideration that, together with any cash and the fair market value of any other consideration paid in any other tender or exchange offer by us or any of our subsidiaries for our common stock expiring within the 12 months preceding such tender offer for which no adjustment has been made, exceeds an amount equal to 5% of our market capitalization on the expiration of such tender offer.

     In addition, if, after the effectiveness date of the shelf registration statement of which this prospectus is a part and prior to the end of the 18th month thereafter, the market price of our common stock is less than 68.23% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period, the conversion price shall immediately be reduced by 17.38%; provided that (i) this adjustment shall only be applicable to notes that have been sold or otherwise distributed pursuant to the registration statement referred to above or pursuant to Rule 144(k) under the Securities Act (and such adjustment shall apply to all such notes, regardless of whether they are so sold or distributed before or after such adjustment), and (ii) there shall be no more than one such reduction of the conversion price during the term of the notes. The effect of this provision will be that if, after the effectiveness date of the shelf registration statement of which this prospectus is a part and prior to the end of the 18th month thereafter, the market price of our common stock is, for at least 20 trading days during any 30 consecutive trading day period, less than $10.48 (which is 82.59% of the market price of our common stock on the date the notes are first offered for sale), the conversion price will, immediately be reduced to equal $12.69 (the price of our common stock on the date the notes are first offered for sale). The preceding sentence assumes that there are no adjustments to the conversion price because of events described in clauses (1) through (6) above. To the extent any such events do so occur, the conversion price will be adjusted to reflect such events as provided in the indenture and the $12.69 amount in the preceding sentence will become an amount equal to the product of $12.69 multiplied by a fraction, the numerator of which is the adjusted conversion price and the denominator of which is the conversion price prior to adjustment.

     We will not make an adjustment in the conversion price unless the adjustment would require a change of at least 1% in the conversion price; provided that we will carry forward any adjustments that are less than 1% of the conversion price and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward or if we have called the notes for redemption. Except as stated above, we will not adjust the conversion price for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

     In the event that we distribute shares of capital stock of a subsidiary of ours, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock in each case over a measurement period following the distribution.

     In the event we elect to make a distribution described in paragraph (3) or
(4) above, which, in the case of paragraph (4) above, has a per share value equal to more than 5% of the market price of our shares of common stock on the day preceding the declaration date for the distribution, then, if the distribution would also trigger a conversion right under "Conversion Upon Specified Corporate Transactions," or if the notes are otherwise convertible, we will be required to give notice to the holders of notes at least 20 days prior to the ex-dividend date for the distribution and, upon the giving of notice, the notes may be surrendered for conversion at any time until the close of business on the business day prior to the ex-dividend date or until we announce that the distribution will not take place. No adjustment to the conversion price or the ability of a holder of a notes to convert will be made if the holder will otherwise participate in the distribution without conversion or in certain other cases. If we:

o reclassify or change our common stock (other than changes resulting from a subdivision or combination); or

o consolidate or combine with or merge into any person or sell or convey to another person all or substantially all of our property and assets,

and the holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, the holders of the notes may convert the notes into the consideration they would have received if they had converted their notes immediately prior to such reclassification, change, consolidation, combination, merger, sale or conveyance. We may not become a party to any such transaction unless its terms are consistent with the foregoing.

     If a taxable distribution to holders of our common stock or other transaction occurs which results in any adjustment of the conversion price, you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See "Certain United States Federal Income Tax Considerations." Because a constructive dividend deemed received by a non-U.S. holder (as defined under "Certain United States Federal Income Tax Considerations") would not give rise to any cash from which any applicable withholding tax could be satisfied, we may set-off any such withholding tax against cash payments payable on the notes.

     We may from time to time, to the extent permitted by applicable law, reduce the conversion price or increase the conversion rate of the notes by any amount for any period of at least 20 days; provided, however, our board of directors will not exercise such right to reduce the conversion price in such a manner that will violate NASD Rule 4350(i) or any similar or successor rule as then in effect. In that case, we will give at least 15 days' notice of such decrease. We may make such reductions in the conversion price, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     If we adjust the conversion price or conversion ratio pursuant to the above provisions, we will issue a press release through Dow Jones & Company, Inc, Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the relevant information and make this information available on our web site or through another public medium as we may use at that time.

     PAYMENT UPON CONVERSION

     Upon conversion, we may choose to deliver shares of our common stock, cash in lieu of shares of our common stock, or a combination thereof, as described below.

     Conversion On or Prior to the Final Notice Date

     In the event that we receive your notice of conversion on or prior to the date that is 20 days prior to maturity (the "final notice date"), if we choose to satisfy all or any portion of our obligation (the "conversion obligation") in cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is two business days following receipt of your notice of conversion (the "cash settlement notice period"). If we timely elect to pay cash for any portion of the shares otherwise issuable to you, you may retract the conversion notice at any time during the two business day period beginning on the day after the final day of the cash settlement notice period (the "conversion retraction period"). No such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash and/or shares) will occur on the business day following the final day of the 10 trading day period beginning on the day after the final day of the conversion retraction period (the "cash settlement averaging period"), unless we elect to deliver upon conversion only shares of our common stock, in which case settlement in shares will occur as promptly as practicable after the expiration of the cash settlement notice period. Settlement amounts will be computed as follows:

o If we elect to satisfy the entire conversion obligation in shares, we will deliver to you a number of shares equal to the aggregate principal amount of notes to be converted divided by the conversion price. In addition, we will pay cash for all fractional shares of common stock as described above.

o If we elect to satisfy the entire conversion obligation in cash, we will deliver to you cash in an amount equal to the product of:

o a number equal to the aggregate principal amount of notes to be converted divided by the conversion price, and

o the average sale price of our common stock during the cash settlement averaging period.

o If we elect to satisfy a fixed portion (other than 100%) of the conversion obligation in cash, we will deliver to you such cash amount (the "cash amount") and we will satisfy the balance of the conversion obligation by delivering shares of our common stock based on an average of the sale price during the cash settlement averaging period. In addition, we will pay cash for all fractional shares of common stock as described above. Because, in this case, the number of shares of our common stock that we deliver on conversion will be calculated over a 10 trading day period, holders of notes bear the market risk that our common stock will decline in value between each day of the cash settlement averaging period and the day we deliver the shares of common stock upon conversion.

     Conversion After the Final Notice Date

     With respect to conversion notices that we receive after the final notice date, we will not send individual notices of our election to satisfy all or any portion of the conversion obligation in cash. Instead, at any time on or before the final notice date, if we choose to satisfy all or any portion of the conversion obligation with respect to conversions after the final notice date in cash, we will send a single notice to the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount). In the event that we receive your notice of conversion after the final notice date, settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under "Conversion on or Prior to the Final Notice Date" except that the "cash settlement averaging period" shall be the 10 trading day period beginning on the trading day after receipt of your notice of conversion. If your conversion notice is received after the final notice date, you will not be allowed to retract the conversion notice. Settlement (in cash and/or shares) will occur on the business day following the final day of such cash settlement averaging period, unless we elect to deliver upon conversion only shares of our common stock, in which case settlement in shares will occur as promptly as practicable after the second business days following receipt of your notice of conversion.

OPTIONAL REDEMPTION BY INFOCROSSING

     We may, at our option, redeem for cash some or all of the notes at any time on or after July 15, 2007; provided, however, that we may only redeem notes prior to July 15, 2009 if:

o the market price of our common stock has been at least 150% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period; and

o the shelf registration statement covering resales of the notes and the shares of common stock issuable upon conversion of the notes is effective and available for use and is expected to remain effective and available for use for the 30 days following the redemption date.

If we elect to redeem any notes, we will give at least 20 but not more than 60 days' notice of redemption and the notes shall be redeemed at a redemption price equal to 100% of the principal amount of the notes redeemed.

     In addition, we will pay interest on the notes being redeemed, including those notes which are converted into our common stock after the date the notice of the redemption is mailed and prior to the redemption date. This interest will include accrued and unpaid interest (including additional interest) to, but excluding, the redemption date. If the redemption date is an interest payment date, we will pay the interest to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the redemption price.

     If we redeem notes prior to July 15, 2009, we will also make an additional payment on the redemption date with respect to the notes called for redemption, such payment to be made to the persons who were the holders of such notes on the redemption notice date, in an amount equal to $173.83 per $1,000 principal amount of notes, less the amount of any interest actually paid on such notes prior to the redemption date. We will be obligated to make this additional payment on all notes called for redemption prior to July 15, 2009, including any notes converted after the notice date and on or before the redemption date.

     Any notice of redemption shall include, among other things, (1) a statement regarding your right to convert the notes, (2) the date by which the notes called for redemption may be converted and (3) should you elect to convert your notes that we have called for redemption (i) whether we will elect to deliver our settlement in common stock or cash and (iii) in the case we elect to satisfy our obligation in cash, the date on which the cash settlement averaging period will commence.

     If we do not redeem all of the notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 by lot, on a pro rata basis or by such other method that the trustee determines is fair and appropriate. If any notes are to be redeemed in part only, we will issue a new note in principal amount equal to the unredeemed principal portion thereof. If a portion of your notes is selected for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be taken from the portion selected for redemption.

     We may not redeem the notes if we have failed to pay any interest on the notes, and such failure to pay is continuing.

REPURCHASE AT OPTION OF HOLDERS

     OPTIONAL PUT

     On July 15, 2009, 2014 and 2019, holders may require us to repurchase for cash all of their notes not previously called for redemption, or any portion of those notes that is equal to $1,000 or a whole multiple of $1,000, at a repurchase price equal to 100% of the principal amount of those notes plus any accrued and unpaid interest (including additional interest) on those notes to, but excluding, the repurchase date. Holders may submit their notes for repurchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the applicable repurchase date until the close of business on the repurchase date.

     CHANGE OF CONTROL PUT

     If a change of control occurs, holders may require us to repurchase for cash all of their notes not previously called for redemption, or any portion of those notes that is equal to $1,000 or a whole multiple of $1,000, at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest (including additional interest) on those notes to, but excluding, the repurchase date, plus a make whole premium under the circumstances described below.

     A "change of control" will be deemed to have occurred at such time after the original issuance of the notes when any of the following has occurred:

     (1) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than any acquisition by us, any of our subsidiaries or any of our employee benefit plans (except that such person shall be deemed to have beneficial ownership of all notes that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); or

     (2) the first day on which a majority of the members of our board of directors are not continuing directors; or

     (3) the consolidation or merger of us with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

          (a)  any transaction:

               (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

               (ii) pursuant to which holders of our capital stock immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; or

          (b) any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

However, a change of control of the type described in clause (1) or (3) above will not entitle holders to require us to repurchase their notes if at least 90% of the consideration in the transaction or transactions constituting a change of control consists of shares of common stock traded or to be traded immediately following such change of control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the notes become convertible solely into such common stock (and any rights attached thereto).

     Beneficial ownership shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) under the Exchange Act.

     "Continuing directors" means, as of any date of determination, any member of the board of directors of Infocrossing who:

o    was a member of the board of directors on the date of the indenture; or

o was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of new director's nomination or election.

     The definition of "change of control" includes a phrase relating to the conveyance, sale, transfer, lease or disposition of "all or substantially all" of our properties and assets. There is no precise, established definition of the phrase "substantially all" under applicable law. In interpreting this phrase, courts, among other things, make a subjective determination as to the portion of assets conveyed, considering many factors, including the value of assets conveyed, the proportion of an entity's income derived from the assets conveyed and the significance of those assets to the ongoing business of the entity. To the extent the meaning of such phrase is uncertain, uncertainty will exist as to whether or not a change of control may have occurred and, accordingly, as to whether or not the holders of notes will have the right to require us to repurchase their notes.

     DETERMINATION OF THE MAKE WHOLE PREMIUM

     If a change in control occurs prior to July 15, 2009 and more than 10% of the consideration in the transaction or transactions constituting a change of control consists of cash or property other than shares of common stock traded or to be traded immediately following such change of control on a national securities exchange or the Nasdaq National Market, we will pay a make whole premium to the holders of the notes in addition to the purchase price of the notes on the date of purchase. The make whole premium will also be paid to holders of the notes who convert their notes into common stock as described under "--Conversion Rights--Conversion Upon Specified Corporate Transactions."

     The make whole premium shall be equal to a percentage (the "additional premium") of the principal amount of the notes. The additional premium will be in addition to, and not in substitution for, any cash, securities, or other assets otherwise due to holders of notes upon conversion or repurchase. The additional premium will be determined by reference to the table below and is based on the date on which the change in control becomes effective (the "effective date") and the price paid per share of our common stock in the transaction constituting the change in control (the "stock price"). If holders of our common stock receive only cash in the transaction constituting the change in control, the stock price will equal the cash amount paid per share; in all other cases, the stock price will equal the average closing sale price of our common stock (as defined under "Conversion Rights - Conversion Upon
Satisfaction of Market Price Condition") over the ten trading-day period ending on the trading day preceding the effective date.

     The following table illustrates what the additional premiums would be for various percentages of the conversion price.

                    ADDITIONAL PREMIUM UPON CHANGE IN CONTROL
                 (EXPRESSED AS A PERCENTAGE OF PRINCIPAL AMOUNT)

                                               Stock price (expressed as a percentage of the conversion price)
Effective Date                          82.62%      89.13%      100.00%     123.70%    149.74%     182.29%     227.86%
JUNE 30, 2004....................        0.00%       4.52%      12.56%       7.95%       4.55%      1.87%       0.00%
JULY 15, 2004....................        0.00        4.47       12.50        7.90        4.51       1.84        0.00
JANUARY 15, 2005.................        0.00        4.00       11.99        7.39        4.10       1.58        0.00
JULY 15, 2005....................        0.00        3.64       11.56        6.93        3.72       1.34        0.00
JANUARY 15, 2006.................        0.00        3.36       11.16        6.47        3.33       1.11        0.00
JULY 15, 2006....................        0.00        3.11       10.76        5.98        2.93       0.88        0.00
JANUARY 15, 2007.................        0.00        2.82       10.26        5.37        2.46       0.63        0.00
JULY 15, 2007....................        0.00        2.48        9.66        4.64        1.92       0.37        0.00
JANUARY 15, 2008.................        0.00        1.97        8.78        3.65        1.26       0.11        0.00
JULY 15, 2008....................        0.00        1.29        7.51        2.30        0.53       0.00        0.00
JANUARY 15, 2009.................        0.00        0.25        5.33        0.17        0.00       0.00        0.00
JULY 15, 2009....................        0.00        0.00        0.00        0.00        0.00       0.00        0.00

-------------------------------------------------------------------------------------------------------------------------

The exact stock price and effective date may not be set forth on the table. In such event:

o If the stock price is between two stock prices on the table or the effective date is between two dates on the table, the additional premium will be determined by straight-line interpolation between additional premium amounts set forth for the higher and lower stock prices and the two dates, as applicable, based on a 365 day year.

o If the stock price (expressed as a percentage of the conversion price) is equal to or in excess of 227.86%, no additional premium will be paid.

o If the stock price (expressed as a percentage of the conversion price) is less than or equal to than 82.62%, no additional premium will be paid.

     Because the stock prices set forth in the table above are expressed as percentages of the conversion price, the stock price amounts will change when the conversion price of the notes is adjusted, as described above under " --Conversion Rights--Conversion Price Adjustments."

     We will pay the make whole premium solely in the same form of consideration into which all or substantially all of the shares of our common stock have been exchanged or converted in connection with the transaction constituting the change in control. If holders of our common stock have the right to elect the form of consideration received in the transaction constituting the change in control, then for purposes of determining the form of consideration to be delivered in respect of the make whole premium, the consideration into which a share of our common stock has been exchanged or converted shall be deemed to equal the aggregate consideration distributed in respect of all shares of our common stock divided by the total number of shares of common stock participating in the distribution.

     For purposes of determining the value of the consideration to be delivered in respect of the additional premium, the value will be calculated as follows:

o securities that are traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued based on the average closing price or last sale price, as applicable, over the ten trading-day period ending on the trading day preceding the repurchase date;

o other securities, assets or property (other than cash) will be valued based on 98% of the average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the trustee; and

o    100% of any cash.

     REPURCHASE RIGHT PROCEDURES

     Within 20 business days after the occurrence of a change of control, we will be required to give notice to all holders of the occurrence of the change of control and of their resulting repurchase right. The repurchase date will be 20 business days after the date we give that notice. With respect to other repurchase rights, we will be required to give notice 20 business days prior to any repurchase date to all holders. The notices will be delivered to the holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other things, the procedures that holders must follow to require us to repurchase their notes as described below.

     If holders have the right to cause us to repurchase their notes as described above, we will issue a press release through Dow Jones & Company, Inc, Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the relevant information and make this information available on our web site or through another public medium as we may use at that time.

     To elect to require us to repurchase notes, each holder must deliver the repurchase notice so that it is received by the paying agent no later than the close of business on the repurchase date and must state certain information, including:

o the certificate numbers of the holders' notes to be delivered for repurchase;

o the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple of $1,000; and

o that the notes are to be repurchased by us pursuant to the applicable provision of the indenture.

     A holder may withdraw any repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal must state certain information, including:

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o    the principal amount of notes being withdrawn;

o    the certificate numbers of the notes being withdrawn; and

o the principal amount, if any of the notes that remain subject to the repurchase notice.

     The Exchange Act requires the dissemination of certain information to securityholders and that an issuer follow certain procedures if an issuer tender offer occurs, which may apply if the repurchase rights summarized above become available to holders of the notes. In connection with any offer to require us to repurchase notes as summarized above we will, to the extent applicable:

o comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

o file a Schedule TO or any other required schedule or form under the Exchange Act.

     Our obligation to pay the repurchase price for notes for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the notes, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the notes to be paid promptly following the later of the repurchase date or the time of delivery of the notes, together with such endorsements.

     If the paying agent holds money sufficient to pay the repurchase price of the notes for which a repurchase notice has been given on the business day following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, the notes will cease to be outstanding and interest on the notes will cease to accrue, whether or not the notes are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the notes.

     We may, to the extent permitted by applicable law and the agreements governing our other debt, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any notes so purchased by us may, to the extent permitted by applicable law, be reissued or resold or may be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

     LIMITATIONS ON REPURCHASE RIGHTS

     The repurchase rights described above may not necessarily protect holders of the notes if a highly leveraged or another transaction involving us occurs that may adversely affect holders.

     Our ability to repurchase notes upon the occurrence of a change in control is subject to important limitations. The occurrence of a change of control could cause an event of default under, or be prohibited or limited by, the terms of our existing or future debt. Further, we cannot assure you that, in that event, we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. Any failure by us to repurchase the notes when required following a change of control would result in an event of default under the indenture. Any such default may, in turn, cause a default under our other debt. In addition, our ability to repurchase notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and other provisions in the agreements governing our other debt.

     The change of control repurchase provision of the notes may, in certain circumstances, make more difficult or discourage a takeover of our company. The change of control repurchase feature, however, is not the result of our knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by means of a merger, tender offer solicitation or otherwise or by management to adopt a series of anti-takeover provisions. Instead, the change of control purchase feature is a standard term contained in convertible securities similar to the notes.

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

CONSOLIDATION, MERGER AND ASSUMPTION

     The indenture provides that we may not consolidate with or merge into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of the properties and assets of the company and its Restricted Subsidiaries taken as a whole, to another person unless, among other things:

o the resulting, surviving or transferee person is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

o that person assumes all of our obligations under the indenture and the notes; and

o Infocrossing or such successor is not then or immediately thereafter in default under the indenture and no event which, after notice or lapse of time, would become an event of default under the indenture, shall have occurred and be continuing.

     The covenant described above includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our properties and assets. There is no precise, established definition of the phrase "substantially all" under applicable law. In interpreting this phrase, courts, among other things, make a subjective determination as to the portion of assets conveyed, considering many factors, including the value of assets conveyed, the proportion of an entity's income derived from the assets conveyed and the significance of those assets to the ongoing business of the entity. To the extent the meaning of such phrase is uncertain, uncertainty will exist as to whether or not a change of control may have occurred and, accordingly, as to whether or not the holders of notes will have the right to require us to repurchase their notes.

     This "Consolidation, Merger and Assumption" covenant will not apply to:

     (1) a merger of the company with an Affiliate solely for the purpose of reincorporating the company in another jurisdiction; or

     (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the company and its Restricted Subsidiaries.

COVENANT LIMITING THE INCURRENCE OF ADDITIONAL INDEBTEDNESS

     The company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt); provided, however, that the company and its Subsidiaries may incur Indebtedness (including Acquired Debt) if the company's Debt to EBITDA Ratio at the time of incurrence of such Indebtedness, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the company for which internal financial statements are available, would have been no greater than 3.5 to 1.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1) the incurrence by the company of additional Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the company and its Restricted Subsidiaries thereunder) not to exceed $45.0 million, $30.0 million of which shall be used in connection with the direct or indirect acquisition of Equity Interests of a Person engaged in, or assets related to, the information technology services business, business process outsourcing or businesses complimentary or ancillary thereto or for the acquisition by the company or any of its Subsidiaries of new customers or customer contracts;

     (2) the incurrence by the company and its Restricted Subsidiaries of Existing Indebtedness;

     (3) the incurrence by the company of Indebtedness represented by the notes to be issued on the date of the indenture (and any additional notes purchased by the initial purchaser pursuant to its 30-day option to purchase additional notes);

     (4) the incurrence by the company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $7.5 million at any time outstanding;

     (5) the incurrence by the company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or
          (12) of this paragraph;

     (6) the incurrence by the company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the company and any of its Restricted Subsidiaries; provided, however, that if the company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to payment of any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the notes to the extent provided in the indenture;

     (7) the incurrence by the company or any of its Restricted Subsidiaries of Subordinated Indebtedness;

     (8) the incurrence by the company or any of its Restricted Subsidiaries of Hedging Obligations;

     (9) the guarantee by the company or any of its Restricted Subsidiaries of Indebtedness of the company or a Restricted Subsidiary of the company that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

     (10) the incurrence by the company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

     (11) the incurrence by the company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days; and

     (12) the incurrence by the company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), not to exceed $5.0 million.

     For purposes of determining compliance with this "--Covenant Limiting the Incurrence of Additional Indebtedness," in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

     The amount of any Indebtedness outstanding as of any date will be:

     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

     (2) the principal amount of the Indebtedness, in the case of any other Indebtedness.

     "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Asset Sale" means:

(1)  the sale, lease, conveyance or other disposition of any assets or rights;
     and

(2) the issuance of Equity Interests in any of the company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

(2) a transfer of assets between or among the company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the company to the company or to a Restricted Subsidiary of the company;

(4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business; and

(5)  the sale or other disposition of cash or cash equivalents.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

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

     "Capital Stock" means:

(1)  in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Subsidiaries plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been guaranteed by the referent Person or one or more of its Restricted Subsidiaries.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

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

(3) the cumulative effect of a change in accounting principles will be excluded; and

(4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

     "Credit Agreement" means, that certain Amended And Restated Term Loan Agreement, dated as of April 2, 2004, among the company, the several banks and other financial institutions from time to time parties to the Credit Agreement and CapitalSource Finance LLC, a Delaware limited liability company, as agent for the lenders thereunder including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or other credit extensions, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes, bonds or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, increased or refinanced in whole or in part from time to time.

     "Debt to EBITDA Ratio" means, as of any date of determination, the ratio of
(a) the Consolidated Indebtedness of the company as of such date to (b) the Consolidated Cash Flow of the company for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis (x) in accordance with Regulation S-X under the Securities Act or (y) as otherwise determined in good faith by the chief financial officer of the company after giving effect to all acquisitions or dispositions of assets made by the company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means up to $10.0 million in aggregate principal amount of Indebtedness of the company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

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

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries whether or not such Guarantee is called upon.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and not for speculative purposes under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)  in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)  in respect of banker's acceptances;

(4)  representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes the Guarantee by the specified Person of any Indebtedness of any other Person.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

     "Non-Recourse Debt" means Indebtedness:

(1) as to which neither the company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute

Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the company or any of its Restricted Subsidiaries.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Indebtedness" means Indebtedness that (x) is made expressly subordinate in right of payment to the notes and (y) does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until at least 91 days after July 15, 2009 excluding for this purpose pursuant to any provision similar to the provisions of the covenant applicable to the notes described under "--Repurchase at the Option of the Holders--Change of Control Put," provided that the company honors its obligations with respect to the notes.

     "Subsidiary" means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Unrestricted Subsidiary" means any Subsidiary of the company that is designated by the board of directors of the company as an Unrestricted Subsidiary pursuant to a resolution of the board of directors, but only to the extent that such Subsidiary:

(1)  has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the company or any Restricted Subsidiary of the company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the company;

(3) is a Person with respect to which neither the company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the company or any of its Restricted Subsidiaries.

     "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)  the then outstanding principal amount of such Indebtedness.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     As of the date of the indenture, all of our Subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below, we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to all of the restrictive covenants in the indenture. The board of directors of the company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a default under the indenture. The board of directors of the company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a default under the indenture.

     Any designation of a Subsidiary of the company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the board of directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption " --Covenant Limiting the Incurrence of Additional Indebtedness," the company will be in default of such covenant. The board of directors of the company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Covenant Limiting the Incurrence of Additional Indebtedness," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no default or event of default would be in existence following such designation.

EVENTS OF DEFAULT

     Each of the following constitutes an event of default under the indenture:

o our failure to convert notes into shares of our common stock upon exercise of a holder's conversion right;

o our failure to pay when due the principal of or premium, if any, on any of the notes at maturity, upon redemption or exercise of a repurchase right or otherwise;

o our failure to pay an installment of interest (including additional interest) on any of the notes for 30 days after the date when due;

o our failure to provide notice of the occurrence of a change in control on a timely basis;

o our failure or failure by any Restricted Subsidiary to perform or observe any other term, covenant or agreement contained in the notes or the indenture for a period of 60 days after written notice of such failure, requiring us to remedy the same, shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

o our default under any indebtedness for money borrowed by us or any of our Restricted Subsidiaries that is a "significant subsidiary" or any group of two or more Restricted Subsidiaries that, taken as a whole, would constitute a significant subsidiary, the aggregate outstanding principal amount of which is in an amount in excess of $10.0 million, for a period of 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the notes then outstanding, which default:

o is caused by a failure to pay when due principal or interest on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged; or

o results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled; and

o certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Restricted Subsidiaries that is a significant subsidiary or any group of two or more Restricted Subsidiaries that, taken as a whole, would constitute a significant subsidiary.

     The indenture provides that the trustee will, within 90 days of the occurrence of a default, give to the registered holders of the notes notice of all uncured defaults known to it, but the trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default in the payment of the principal of, or premium, if any, or interest on, any of the notes when due or in the payment of any redemption or repurchase obligation.

     If an event of default specified in the last clause above occurs and is continuing, then automatically the principal of all the notes and the interest thereon shall become immediately due and payable. If an event of default shall occur and be continuing, other than with respect to the last clause above (the default not having been cured or waived as provided under "--Modifications and Amendments" below), the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare the notes due and payable at their principal amount together with accrued and unpaid interest and additional interest, if any, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings. Such declaration may be rescinded or annulled with the written consent of the holders of a majority in aggregate principal amount of the notes then outstanding upon the conditions provided in the indenture.

     The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of notes before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the notes then outstanding through their written consent may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

     We are required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the indenture.

MODIFICATIONS AND AMENDMENTS

     CHANGES REQUIRING APPROVAL OF EACH AFFECTED HOLDER

     The indenture, including the terms and conditions of the notes, may not be modified or amended without the written consent or the affirmative vote of the holder of each note affected by such change to:

o change the maturity of the principal of or the date any installment of interest is due on any notes;

o reduce the principal amount of repurchase price or redemption price of or interest on any notes;

o    change the currency of payment of such notes or interest thereon;

o alter the manner of calculation or rate of accrual of interest or additional interest on any notes or extend the payment of any such amount;

o impair the right to institute suit for the enforcement of any payment on or with respect to any notes;

o    modify our obligations to maintain an office or agency in The City of New
     York;

o except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the right of holders to convert the notes other than as provided in the indenture;

o modify the redemption provisions of the indenture in a manner adverse to the holders of notes; or

o reduce the percentage in aggregate principal amount of notes outstanding necessary to modify or amend the indenture or to waive any past default.

     CHANGES REQUIRING MAJORITY APPROVAL

     Except as otherwise provided in respect of changes requiring the approval of each affected holder and changes requiring no approval, the indenture, including the terms and conditions of the notes, may be modified or amended either:

o with the written consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding; or

o by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount of the notes represented at such meeting.

     CHANGES REQUIRING NO APPROVAL

     The indenture, including the terms and conditions of the notes, may be modified or amended by us and the trustee, without the consent of the holder of any note, for the purposes of, among other things:

o    adding to our covenants for the benefit of the holders of notes;

o    surrendering any right or power conferred upon us;

o providing for conversion rights of holders of notes if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets occurs;

o providing for the assumption of our obligations to the holders of notes in the case of a merger, consolidation or conveyance, sale, transfer or lease of all or substantially all of our assets;

o reducing the conversion price, provided that the reduction will not adversely affect the interests of the holders of notes (after taking into account tax and other consequences of such reduction);

o complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

o making any changes or modifications necessary in connection with the registration of the notes under the Securities Act as contemplated in the resale registration rights agreement, provided that such change or modification does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of notes in any material respect;

o curing any ambiguity or correcting or supplementing any defective provision contained in the indenture, provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of notes in any material respect;

o    adding guarantees with respect to the notes; or

o adding or modifying any other provisions with respect to matters or questions arising under the indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of notes.

GOVERNING LAW

     The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEE AND THE TRANSFER AGENT

     Wells Fargo Bank, National Association, as trustee under the indenture, has also been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the notes. Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

RULE 144A INFORMATION

     We will furnish to the holders, beneficial holders and prospective purchasers of the notes or the common stock into which the notes are convertible, upon their request, the information required by Rule 144A(d)(4) under the Securities Act until such time as these securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of Infocrossing.

FORM, DENOMINATION AND REGISTRATION

     DENOMINATION AND REGISTRATION

     The notes will be issued in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples of $1,000.

     GLOBAL SECURITIES; BOOK-ENTRY FORM

     The notes will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, the depositary and registered in the name of the depositary or its nominee or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between the depositary and the trustee. Your beneficial interest in a debt security will be shown on, and transfers of beneficial interests will be effected only through, records maintained by the depositary or its participants. Payments of principal of, premium, if any, and interest, if any, on the notes represented by a global note will be made by us or our paying agent to the depositary or its nominee. The Depository Trust Company, often referred to as DTC, will be the initial depositary.

     So long as Cede & Co., as nominee of DTC, is the registered owner of the global securities, Cede & Co. for all purposes will be considered the sole holder of the global securities. Except as provided below, owners of beneficial interests in the global securities:

o    will not be entitled to have certificates registered in their names;

o will not receive or be entitled to receive physical delivery of certificates in definitive form; and

o    will not be considered holders of the global securities.

     The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global security to transfer the beneficial interest in the global security to such persons may be limited.

     We will wire, through the facilities of the trustee, payments of principal and interest payments on the global securities to Cede & Co., the nominee of DTC, as the registered owner of the global securities. None of Infocrossing, the trustee and any paying agent will have any responsibility or be liable for paying amounts due on the global securities to owners of beneficial interests in the global securities.

     It is DTC's current practice, upon receipt of any payment of principal of and interest on the global securities, to credit participants' accounts on the payment date in amounts proportionate to their respective beneficial interests in the notes represented by the global securities, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in notes represented by the global securities held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in "street name."

     If you would like to convert your notes into common stock pursuant to the terms of the notes, you should contact your broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

     Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, your ability to pledge your interest in the notes represented by global securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

     Neither Infocrossing nor the trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including, without limitation, the presentation of notes for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global securities are credited and only for the principal amount of the notes for which directions have been given.

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the initial purchaser of the notes. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause notes to be issued in definitive form in exchange for the global securities. None of Infocrossing, the trustee or any of their respective agents will have any responsibility for the performance by DTC, direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.

     According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     As of July 9, 2004, the Company was authorized to issue:

o 50,000,000 shares of common stock, $0.01 par value, of which 18,550,509 shares were outstanding; and

o 3,000,000 shares of preferred stock, $0.01 par value, none of which were outstanding.

     The following summary does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Delaware law and our Restated Certificate of Incorporation, as amended, which we refer to as the Certificate of Incorporation.

     Holders of common stock are entitled to receive such dividends, if any, as may from time to time be declared by our board of directors out of funds legally available therefore. Pursuant to our Certificate of Incorporation, holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have cumulative voting rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding-up of our company, holders of common stock are entitled to share equally and ratably in the assets of our company, if any, remaining after the payment of all debts and liabilities of our company and the liquidation preference of any outstanding preferred stock. The outstanding shares of common stock being offered by this prospectus are, and the shares of common stock offered hereby upon due exercise of the relevant warrants, when issued will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to any series of preferred stock which we may issue in the future. As a result of the consummation of the recapitalization of all outstanding shares of our redeemable 8% series A cumulative convertible participating preferred stock due 2007 and series A warrants exercisable for shares of our common stock on October 21, 2003, no shares of preferred stock are presently outstanding and as of the date of this prospectus we do not have any present plan to issue any shares of preferred stock.

DELAWARE ANTI-TAKEOVER LAW

     We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

o prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

o on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines "business combination" to include the following:

o any merger or consolidation involving the corporation and the interested stockholder;

o any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

o subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

o any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

o the receipt by the interested stockholder or the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

REGISTRAR AND TRANSFER AGENT

     Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 is the registrar and transfer agent for the common stock.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material u.s. federal income tax considerations relating to the purchase, ownership and disposition of the notes and common stock into which the notes are convertible, but is not a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service ("IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

     This summary is limited to holders who purchase notes or the common stock into which the notes are convertible for cash and who hold the notes and the common stock into which such notes are convertible as capital assets. This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or United States federal estate or gift tax laws. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

     o partnerships or other pass-through entities or investors in such entities;

     o    banks, insurance companies or other financial institutions;

     o persons subject to the alternative minimum tax arising from the purchase, ownership or disposition of the notes or the common stock;

     o    tax-exempt organizations;

     o    dealers in securities or currencies;

     o traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

     o    regulated investment companies;

     o    real estate investment trusts;

     o    "controlled foreign corporations;"

     o    "foreign personal holding companies;"

     o    "passive foreign investment companies;"

     o    certain former citizens or long-term residents of the United States;

     o U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

     o persons who hold the notes or the common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; or

     o persons deemed to sell the notes or the common stock under the constructive sale provisions of the Code.

     If a holder is an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of each partner of such partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder that is a partnership, and partners in such partnerships, should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes and common stock.

     THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND COMMON STOCK ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

POTENTIAL APPLICATION OF RULES GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS

         If a change of control occurs, you may require us to repurchase for cash all or a portion of your notes. If there is a repurchase pursuant to a change of control and certain conditions are met, we will be required to pay a make-whole premium in addition to 100% of the principal amount plus any accrued and unpaid interest. Although the matter is not free from doubt, we intend to take the position that the likelihood that such make-whole premium would be paid is remote. Under the indenture governing the notes, we and each holder of the notes agree, for U.S. federal income tax purposes, to treat the notes as indebtedness that is not subject to the regulations governing contingent payment debt instruments. However, there is no assurance that our position would be respected by the IRS or, if challenged, upheld by the court. If the IRS were to challenge our position and successfully assert that such likelihood is not remote, the notes may constitute contingent payment debt instruments. If the notes are treated as contingent payment debt instruments, you would be required to include amounts in income, as original issue discount, on a constant yield to maturity basis, whether or not any corresponding cash is received and regardless of your method of accounting. The yield would determined based on the rate at which we would issue a fixed rate nonconvertible debt instrument with no contingent payments but with terms and conditions similar to the notes. Such amounts would be significantly in excess of cash received while the notes are outstanding. In addition, you will recognize ordinary income upon a sale, exchange, conversion, redemption or repurchase of the notes at a gain. In computing such gain, the amount realized by a U.S. holder will include, in the case of a conversion, the amount of cash and the fair market value of the common stock received.

     The following discussion assumes that our position that the likelihood that a make-whole premium would be paid upon a repurchase following a change of control is remote is respected. You are strongly urged to consult your own tax advisors as to the potential application of the rules governing contingent payment debt instruments.

CONSEQUENCES TO U.S. HOLDERS

     The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes or our common stock. Certain consequences to "non-U.S. holders" of the notes or common stock are described under "consequences to non-U.S. holders" below. The term "U.S. holder" means a beneficial owner of a note or common stock who or that is:

     o    an individual who is a citizen or resident of the United States;

     o a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that is created or organized in the United States or any political subdivision thereof;

     o an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

     o a trust if (1) the administration of the trust is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

PAYMENTS OF INTEREST

     Stated interest on the notes generally will be taxable to you as ordinary income at the time it is accrued or received in accordance with your method of accounting for U.S. federal income tax purposes.

MARKET DISCOUNT

     If you acquire a note at a cost that is less than the stated redemption price at maturity of the note, the amount of such difference is treated as market discount for U.S. federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years to maturity of the note (from the date of acquisition). Under the market discount provisions of the Code, if you acquire a note at a market discount you will be required to treat as ordinary income any gain recognized on the disposition of that note to the extent of the accrued market discount on that note at the time of maturity or disposition that you have not previously included in income. In addition, if you dispose of a note with market discount in one of certain otherwise nontaxable transactions you must include accrued market discount in income as ordinary income as if you had sold the note at its then fair market value.

     You may elect to include market discount in income over the life of the note. Once made, this election applies to all market discount obligations you acquire on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight line basis over the remaining term of the note at the time of acquisition, or, at your election, under a constant yield method. If such an election is made, it will apply only to the note with respect to which it is made, and may not be revoked. If you acquire a note at a market discount, and you do not elect to include accrued market discount in income over the life of the note, you may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until maturity or until you dispose of the note in a taxable transaction. If you acquire a note with market discount and receive common stock upon conversion of the note, the amount of accrued market discount not previously included in income with respect to the converted note through the date of conversion will be treated as ordinary income when you dispose of the common stock to the extent of gain recognized upon the disposition of such stock.

AMORTIZABLE PREMIUM

     If you purchase a note at a premium over the sum of all amounts payable on the note after the acquisition date (other than stated interest payments), you generally may elect to amortize that premium (referred to as Section 171 Premium) from the purchase date to the note's maturity date under a constant yield method that reflects semiannual compounding based on the note's payment period. Amortizable premium will not include any amount attributable to a note's conversion feature. The amount attributable to the conversion feature may be determined under any reasonable method, including by comparing the note's purchase price to the market price of a similar note that does not have a conversion feature. Amortized Section 171 Premium is treated as an offset to interest income on a note and not as a separate deduction. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

CONSTRUCTIVE DIVIDENDS

     Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion price of such instruments is adjusted. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the notes will generally not be deemed to result in a constructive distribution of stock. However, certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to our stockholders and adjustments to the conversion price if the stock price is below a certain level during a designated period) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you will be deemed to have received constructive distributions includible in your income in the manner described under "Dividends" below even though you have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you.

CONVERSION OF THE NOTES

     Upon the conversion of a note into common stock, you generally will not recognize gain or loss except with respect to (1) cash received in lieu of a fractional share (as discussed below) and (2) shares received that are attributable to accrued interest (as discussed below).

     The tax treatment of your conversion of a note into cash and common stock is not entirely clear. Although not free from doubt, the most likely consequence is that you should generally recognize gain to the extent that the cash (other than cash received in lieu of a fractional share or attributable to accrued interest) and the value of the common stock (other than common stock attributable to accrued interest) exceeds your adjusted tax basis in the note, but in no event should the amount of gain you recognize exceed the amount of cash received (other than cash received in lieu of a fractional share or attributable to accrued interest), and you should not recognize any loss. Any such gain should be capital gain and should be taxable as described below under "Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of the Notes." You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences of a conversion of a note into cash and common stock.

     Your holding period in the common stock received upon conversion (other than common stock attributable to accrued interest) should generally include your holding period for the respective note and your aggregate tax basis in the common stock received should generally be the same as your basis in the respective note (exclusive of any basis allocable to a fractional share), decreased by the amount of any cash you receive (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, you recognize (other than gain with respect to a fractional share).

     The amount of cash and the fair market value of common stock you receive that are attributable to accrued interest will generally be taxed as ordinary income. Your tax basis in such common stock will equal the accrued interest to which such stock is attributable and your holding period in such common stock will begin on the day following the conversion.

     You will recognize gain or loss upon the receipt of cash in lieu of a fractional share of common stock in an amount equal to the difference between the amount of cash received and your tax basis in such fractional share. This gain or loss should be capital gain or loss and should be taxable as described below under "Sale, Exchange, Redemption or Other Taxable Disposition of Common Stock."

     If you receive cash upon the conversion of a note in complete satisfaction thereof, you will recognize gain or loss as described below under "Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of the Notes."

SALE, EXCHANGE, REDEMPTION, REPURCHASE OR OTHER TAXABLE DISPOSITION OF THE NOTES

     Except as set forth above under "Conversion of the Notes," upon the sale, taxable exchange, redemption, repurchase or other taxable disposition of a note, you will recognize gain or loss to the extent of the difference between (1) the sum of the cash and the fair market value of any property received in exchange therefor (except to the extent attributable to the payment of accrued and unpaid interest on the note, which generally will be taxed as ordinary income to the extent that you have not previously recognized this income), and (2) your adjusted tax basis in the note. Your adjusted tax basis in a note will initially equal the cost of the note and will subsequently be increased by any market discount that you have previously included in income with respect to the note or reduced by any premium that you have taken into account with respect to the note. Except as set forth above under "Market Discount," any such gain or loss you recognize upon such taxable disposition of a note will be capital gain or loss. In the case of a non-corporate u.s. holder, such capital gain will be subject to tax at a reduced rate if the note has been held for more than one year. the deductibility of capital losses is subject to limitations.

DIVIDENDS

     If you convert your note into our common stock, distributions, if any, made on our common stock generally will be included in your income as ordinary dividend income to the extent of our current or accumulated earnings and profits. However, with respect to noncorporate U.S. holders for taxable years beginning before January 1, 2009 such dividends are generally taxed at the lower applicable long-term capital gains rates provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations.

SALE, EXCHANGE, REDEMPTION OR OTHER TAXABLE DISPOSITION OF COMMON STOCK

     If you convert your notes into our common stock, then upon the sale, taxable exchange, redemption or other taxable disposition of our common stock, you generally will recognize gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon such taxable disposition and (2) your adjusted tax basis in the common stock. Except as set forth above under "Market Discount," such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain noncorporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. Your tax basis and holding period in common stock received upon conversion of a note are determined as discussed above under "Conversion of the Notes." The deductibility of capital losses is subject to limitations.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     We are required to furnish to the IRS and to the record holders of the notes and common stock, other than corporations and other exempt holders, information with respect to interest on the notes, dividends paid on the common stock and proceeds received from a disposition of the notes or shares of common stock pursuant to a conversion, redemption or repurchase. You may be subject to backup withholding with respect to interest paid on the notes, dividends paid on the common stock or with respect to proceeds received from a disposition of the notes or shares of common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. you will be subject to backup withholding if you are not otherwise exempt and you

     o fail to furnish your taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

     o    furnish an incorrect TIN;

     o are notified by the IRS that you have failed to properly report payments of interest or dividends; or

     o fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding.

     Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability and may be entitled to a refund provided that the required information is furnished to the IRS in a timely manner.

CONSEQUENCES TO NON-U.S. HOLDERS

     The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes or our common stock. For purposes of this discussion, a "non-U.S. holder" means a beneficial owner of notes or common stock that is a nonresident alien individual or a corporation, trust or estate that is not a U.S. holder.

PAYMENTS OF INTEREST

     In general, interest you receive on the notes will not be subject to the 30% U.S. federal withholding tax under the so-called "portfolio interest" exception provided that:

     o such interest is not effectively connected with your conduct of a trade or business in the United States;

     o you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

     o you are not a "controlled foreign corporation" with respect to which we are, directly or indirectly, a "related person";

     o    you are not a bank whose receipt of interest on a note is described in
          Section 881(c)(3)(a) of the Code; and

     o either (i) you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)), or (ii) you hold your notes through certain intermediaries, and you and the intermediaries satisfy the certification requirements of applicable treasury regulations.

     Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals. prospective investors should consult their tax advisors regarding the certification requirements for such non-U.S. holders.

     If you cannot satisfy the requirements described above, you will be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the notes, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable U.S. income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business.

     If you are engaged in a trade or business in the United States and interest on a note is effectively connected with your conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower rate as may be prescribed under an applicable U.S. income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, effectively connected interest will be included in your earnings and profits.

SALE, EXCHANGE, CONVERSION, REDEMPTION, REPURCHASE OR OTHER TAXABLE DISPOSITION OF THE NOTES OR COMMON STOCK

     You will not recognize any gain or loss on the conversion of notes into shares of common stock, except with respect to cash received in lieu of a fractional share (which will be treated as described below) and common stock attributable to accrued interest (which will be treated as described above under "Payments of Interest."

     You will recognize gain on the sale, exchange, redemption, repurchase or other taxable disposition of a note as well as upon the conversion of a note into cash or into a combination of cash and stock.

     Nevertheless, such gain generally will not be subject to U.S. federal income tax unless:

     o the gain is effectively connected with your conduct of a trade or business in the United States;

     o you are an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain conditions are met; or

     o we are or have been a "United States real property holding corporation" (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held the notes or our common stock.

     If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale, and if you are a corporation, then any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable U.S. income tax treaty). If you are an individual described in the second bullet point above, you will be subject to a flat 30% (or lower applicable treaty rate) U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States. Such holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the notes or the common stock.

     We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a usrphc in the future.

DIVIDENDS AND CONSTRUCTIVE DIVIDENDS

     In general, dividends, if any, received by you with respect to our common stock (and any deemed distributions resulting from certain adjustments, or failures to make certain adjustments, to the conversion price of the notes, see "Consequences to U.S. Holders - - Constructive Dividends" above) will be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable U.S. income tax treaty. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, we may set-off any such withholding tax against cash payments of interest payable on the notes. Dividends that are effectively connected with your conduct of a trade or business in the United States are generally subject to U.S. federal income tax on a net income basis and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable U.S. income tax treaty.

     In order to claim the benefit of a U.S. income tax treaty or to claim exemption from withholding because dividends paid to you on our common stock are effectively connected with your conduct of a trade or business in the United States, you must provide a properly executed IRS Form W-8BEN for treaty benefits or W-8ECI for effectively connected income (or such successor form as the IRS designates), prior to the payment of dividends. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     If you are a non-U.S. holder, in general, you will not be subject to backup withholding and information reporting with respect to payments that we make to you (including interest, dividends and proceeds received from a disposition of the notes or common stock pursuant to a conversion, redemption or repurchase) or with respect to the proceeds of the sale of a note or a share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above under " Payments of Interest" and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption. However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest or dividends paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

YOu generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the irs in a timely manner.

                             SELLING SECURITYHOLDERS

     The notes were originally issued by us in a transaction exempt from the registration requirements of the Securities Act and were immediately resold by the initial purchaser in reliance on Rule 144A. Each institution that has provided us with a questionnaire setting forth the information specified below, and that selling securityholder's transferees, pledgees, donees and successors (collectively, the "selling securityholders"), may from time to time offer and sell pursuant to this prospectus or a supplement hereto any or all of the notes held by that selling securityholder and common stock into which the notes are convertible.

     The following table sets forth information as of July 13, 2004, with respect to the selling securityholders and the principal amounts of notes beneficially owned by each selling securityholder that may be offered under this prospectus. This information is based on information provided by or on behalf of the selling securityholders pursuant to the questionnaires referred to above. No holder of the notes may sell the notes or shares without furnishing to us a questionnaire setting forth the information specified below. However, as of the date of this prospectus, not every holder has provided to us a questionnaire. Therefore, the heading "All other holders of notes or future transferees, pledges or donees of such holders" in the "Name" column below represents the notes and shares held by holders who have not yet returned to us their questionnaire.

     The selling securityholders may offer all, some or none of the notes or common stock into which the notes are convertible. In addition, the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. No selling securityholder beneficially owns one percent or more of the notes or of our common stock, assuming conversion of the selling securityholders' notes, except as otherwise indicated in the table below.

     Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the conversion rate and, therefore, the number of shares of common stock issuable upon conversion of the notes, is subject to adjustment under certain circumstances.

                                               Principal
                                                 Amount       Shares of                                     Common
                                                of Notes     Common Stock                Notes Owned     Stock Owned
                                              Beneficially   Beneficially   Conversion       After           After
                                               Owned and    Owned Prior to    Shares      Completion     Competion of     Material
                                                Offered      Offering (1)   Offered (2)  of Offering(3)   Offering (3)  Relationship

AG Offshore Convertibles, Ltd.(a)+            $ 4,200,000         -           273,438          -               -             None
AG Domestic Convertibles, Ltd. (b)+             1,800,000         -           117,188          -               -             None
Basso Multi-Strategy Holding Fund Ltd.(c)       2,000,000         -           130,208          -               -             None
Goldman Sachs & Co. Profit Sharing
 Master Trust (d)+                                 68,000         -             4,427          -               -             None
Highbridge InternationaL, LLC(e)+              15,000,000         -           976,563          -               -             None
LB I Group, Inc. (f)+                          10,000,000     470,000         651,042          -           470,000           None
Lehman Brothers, Inc. (g)*                     14,000,000         -           911,458          -               -              #
OZ Mac 13 Ltd. (h)                                 49,000         -             3,190          -               -             None
OZ Master Fund, Ltd. (i)                        3,883,000         -           252,799          -               -             None
Portside Growth and Opportunity Fund(j)+        4,000,000         -           260,417          -               -             None
SF Capital Partners, Ltd. (k)+                  3,000,000      97,000         195,313          -            97,000           None
Satellite Strategic Finance
 Associates, LLC(l)                             5,000,000         -           325,521          -               -             None
Silverback Master, Ltd. (m))                    6,000,000         -           390,625          -               -             None
Suttonbrook Capital Portfolio LP(n)             3,000,000         -           195,313          -               -             Nome
                                               ----------        ---        ---------         ---             ---
Totals                                         72,000,000     567,000       4,687,502          -           567,000

---------------------------------------

+ This selling stockholder is an affiliate of a broker-dealer and has represented to the company that it acquired the shares in the ordinary course of business and that, at the time of such acquisition, it did not have any agreements or understandings, directly or indirectly, with any person to dispose of the shares, other than a commitment by us to register the shares pursuant to a shelf registration statement.

* This selling securityholder is a broker-dealer and, therefore, in the view of the SEC's staff, an underwriter.

# From time to time, this selling securityholder and its affiliates have provided, and may continue to provide, investment banking and advisory services for us for which they have received, and may receive in the future, customary fees and expense reimbursements.

(1) Does not include shares of common stock issuable upon conversion of the notes.

(2) Represents shares of common stock issuable upon conversion of the notes that are beneficially owned and offered by the selling securityholder, assuming a conversion ratio of 65.1042 shares of common stock per $1,000 principal amount of notes and a cash payment in lieu of any fractional share interest. The number of shares issuable upon conversion is subject to adjustment as described under "Description of the Notes--Conversion Rights."

(3) Assumes that all of the notes and/or all of the common stock into which the notes are convertible are sold.

(4) Includes any position, office or other material relationship which the selling securityholder has had within the past three years with Infocrossing, Inc. or any of its predecessors or affiliates.

(a) This selling securityholder has identified John M. Angelo and Michael L. Gordon as natural persons with control over AG Offshore Convertibles, LTD.
(b) This selling securityholder has identified John M. Angelo and Michael L. Gordon as natural persons with control over AG Domestic Convertibles, Lts.
(c) This selling securityholder has identified Basso Asset Management, L.P. as the investment manager to Basso Multi-Strategy Holding Fund LTD. and Howard Fischer as the natural person with control over Basso GP LLC, the general partner of Basso Asset Management, L.P.
(d) This selling securityholder has identified Oz Management, LLC as the investment manager for Goldman Sachs & Co. Profit Sharing Master Trust and Daniel S. Och as the natural person who is the senior managing member of Qz Management, LLC.
(e) This selling securityholder has identified Highbridge Capital Management LLC as the trading manager for Highbridge International, LLC and Glenn Dubin and Henry Swieca as natural persons with control over Highbridge Capital Management LLC.
(f) LBI Group, Inc. is a subsidiary of Lehman Brothers, Inc. Lehman Brothers, Inc, is a wholly-owned subsidiary of Lehman Brothers Holdings, Inc., a public reporting corporation.
(g) Lehman Brothers, Inc, is a wholly-owned subsidiary of Lehman Brothers Holdings, Inc., a public reporting corporation.
(h) This selling securityholder has identified Oz Management, LLC as the investment manager for OZ Mac 13 Ltd.and Daniel S. Och as the natural person who is the senior managing member of Qz Management, LLC.
(i) This selling securityholder has identified Oz Management, LLC as the investment manager for OZ Master Fund, Ltd. and Daniel S. Och as the natural person who is the senior managing member of Qz Management, LLC.
(j) This selling securityholder has identified Ramius Capital Group, LLC as the investment adviser of Portside Growth and Opportunity Fund and Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon as the natural persons who are the sole managing members of C4S & Co.; LLC, the sole managing member of Ramius Capital Group, LLC.
(k) This selling securityholder has identified Michael A. Roth and Brian J. Stark as natural persons with control over SF Capital Partners, Ltd.
(l) This selling securityholder has identified Lief Rosenblatt, Mark Sonnino, Gabriel Nechamkin, Christopher Tozzo, Brian Kriftcher, Stephen Shapiro and David Ford as natural persons with control over Satellite Strategic Finance Associates, LLC.
(m) This selling securityholder has identified Elliot Bossen as a natural person with control over Silverback Master, Ltd.

(n) This selling securityholder has identified Suttonbrook Capital Management, LP as the investment manager of Suttonbrook Capital Portfolio LP and John London and Steve Weinstein as the natural persons with control over Suttonbrook Capital Management, LP.

                              PLAN OF DISTRIBUTION


     The selling securityholders and their successors, which term includes their transferees, pledgees or donees or their successors may sell the notes and the underlying common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

     The securities may be sold in one or more transactions at:

o    fixed prices;

o    prevailing market prices at the time of sale;

o    prices related to the prevailing market prices;

o    varying prices determined at the time of sale; or

o    negotiated prices.

     These sales may be effected in transactions:

o on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the NASDAQ National Market;

o    in the over-the-counter market;

o otherwise than on such exchanges or services or in the over-the-counter market;

o through the writing of options, whether the options are listed on an options exchange or otherwise; or

o    through the settlement of short sales.

     These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade. In connection with the sale of the notes and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of the common stock in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the notes and the underlying common stock short and deliver these securities to close out such short positions, or loan or pledge the notes or the underlying common stock to broker-dealers that in turn may sell these securities.

     The aggregate proceeds to the selling securityholders from the sale of the notes or the underlying common stock offered by them hereby will be the purchase price of the notes or common stock less discounts and commissions, if any. each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

     Our outstanding common stock is listed for trading on the NASDAQ National Market. We do not intend to list the notes for trading on any national securities exchange or on the NASDAQ National Market and can give no assurance about the development of any trading market for the notes. In order to comply with the securities laws of some states, if applicable, the notes and the underlying common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

     Broker-dealers or agents who participate in the sale of the notes and the underlying common stock are "underwriters" within the meaning of Section 2(11) of the securities act. Selling securityholders who participate in the sale of the notes and the underlying common stock may also be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Profits on the sale of the notes and the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling securityholders are deemed to be "underwriters," they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

     The selling securityholders and any other person participating in a distribution are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

     Each selling securityholder from whom we have received a questionnaire has represented and warranted to the company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

     A selling securityholder may decide not to sell any notes or the underlying common stock described in this prospectus. We cannot assure holders that any selling securityholder will use this prospectus to sell any or all of the notes or the underlying common stock. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a selling securityholder may transfer, devise or gift the notes and the underlying common stock by other means not described in this prospectus.

     With respect to a particular offering of the notes and the underlying common stock, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

o    the specific notes or common stock to be offered and sold;

o    the names of the selling securityholders;

o the respective purchase prices and public offering prices and other material terms of the offering;

o    the names of any participating agents, broker-dealers or underwriters; and

o any applicable commissions, discounts, concessions and other items constituting, compensation from the selling securityholders.

     We entered into the resale registration rights agreement for the benefit of holders of the notes to register their notes and the underlying common stock under applicable federal and state securities laws under certain circumstances and at certain times. The resale registration rights agreement provides that the selling securityholders and Infocrossing will indemnify each other and their respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes and the underlying common stock, including liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. We will pay all of our expenses and specified expenses incurred by the selling securityholders incidental to the registration, offering and sale of the notes and the underlying common stock to the public, but each selling securityholder will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

                           VALIDITY OF THE SECURITIES

     The validity of the notes and shares of common stock issuable upon conversion of the notes will be passed upon for us by Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022.

                                     EXPERTS

     The consolidated financial statements and financial statement schedule appearing in Infocrossing, Inc. and subsidiaries Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated by reference, as amended by our Form 10-K/A filed on April 13, 2004. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is a table of the registration fee for the Securities and Exchange Commission and estimates of all other expenses to be incurred in connection with the sale of the securities being registered:

          SEC registration fee....................................$  9,122.40
          Legal fees and expenses................................. 100,000.00
          Accounting fees and expenses............................  10,000.00
          Miscellaneous expenses..................................   3,377.60
                                                                   ----------
                   Total..........................................$122,500.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Infocrossing, Inc. is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "Delaware General Corporation Law") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

     Article 9 of Infocrossing, Inc.'s Certificate of Incorporation, as amended, provides that "the directors shall have the authority to provide in the by-laws for the indemnification of directors and officers to the fullest extent permitted by law."

     Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     Article VIII, Section 1 of the By-Laws of Infocrossing, Inc. provides:

     "The Corporation shall indemnify any present or former officer or director of the Corporation or the personal representatives thereof, to the fullest extent permitted by the General Corporation Law."

     Infocrossing, Inc. maintains insurance covering itself and its officers and directors against certain liabilities incurred in their capacities as such.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

EXHIBIT
NO.                                  DESCRIPTION OF EXHIBIT

2.1 Stock Purchase Agreement, dated as of March 3, 2004, between the Company and ITO Holdings, LLC (incorporated by reference to
                Exhibit 2.1 the Company's report on Form 8-K filed with the Commission April 7, 2004).

3.1(a) Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-KSB filed with the Commission on February 2,
                2000).

3.1(b) Certificate of Amendment to the Company's Restated Certificate of Incorporation, filed May 8, 2000 to increase the number of authorized shares and to remove Article 11 (incorporated herein by reference to Exhibit 3.1B to the Company's Form 10-Q filed with the Commission on June 14, 2000).

3.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Form 10-Q/A filed with the Commission on May 17, 2004).

4.1 Form of certificate for common stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 filed with the Commission on October 31,
                2003).

4.2* Indenture, dated as of June 30, 2004, between the Company, as issuer and Wells Fargo Bank, National Association, as trustee.

4.3*            Form of 4.00% Convertible Senior Notes due 2024 (included in
                Exhibit 4.2).

4.4* Resale Registration Rights Agreement, dated as of June 30, 2004, by and between the Company and Lehman Brothers, Inc. regarding the Company's 4.00% Convertible Senior Notes due 2024.

4.5* Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2004, between the lenders named therein and the Company (Amended and Restated Credit Agreement incorporated herein by reference to Exhibit 10.1 the Company's report on Form 8-K filed with the Commission on April 7, 2004).

5.1#            Opinion of Latham & Watkins LLP.

12.1*           Statement of computation of ratio of earnings to fixed charges.

23.1*           Consent of Ernst & Young LLP, independent auditors.

23.2#           Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*           Power of attorney (included on signature page).

25.1* Statement of Eligibility and Qualification on Form T-1 of Wells Fargo Bank, National Association, as trustee, of the Company's 4.00% Convertible Senior Notes due 2024.
---------------
*        Filed herewith.
#        To be filed pursuant to an amendment to this registration statement.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leonia, State of New Jersey on July 13, 2004.

                                      INFOCROSSING, INC.


                                      By:     /s/ ZACH LONSTEIN
                                              ------------------------
                                      Name:   Zach Lonstein
                                      Title:  Chairman of the Board of Directors
                                               and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Zach Lonstein and William J. McHale, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-3 under the Securities Act of 1933, including to sign the Registration Statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                          DATE


/s/ ZACH LONSTEIN       Chairman of the Board of Directors and
----------------------- Chief Executive Officer (Principal
Zach Lonstein           Executive Officer)                        July 13, 2004


/s/ WILLIAM J. MCHALE   Senior Vice President of Finance
----------------------- (Principal Financial Officer and
William J. McHale       Principal Accounting Officer)             July 13, 2004


/s/ PATRICK A. DOLAN    President and Chief Operating Officer     July 13, 2004
-----------------------
Patrick A. Dolan


/s/ PETER DAPUZZO       Director                                  July 13, 2004
-----------------------
Peter DaPuzzo


/s/ KATHLEEN A. PERONE  Director                                  July 13, 2004
-----------------------
Kathleen A. Perone


/s/ MICHAEL P. TARGOFF  Director                                  July 13, 2004
-----------------------
Michael P. Targoff

/s/ ROBERT B. WALLACH   Director                                  July 13, 2004
-----------------------
Robert B. Wallach


/s/ HOWARD L. WALTMAN   Director                                  July 13, 2004
-----------------------
Howard L. Waltman

EXHIBIT INDEX

EXHIBIT
NO.                                  DESCRIPTION OF EXHIBIT

2.1 Stock Purchase Agreement, dated as of March 3, 2004, between the Company and ITO Holdings, LLC (incorporated by reference to
                Exhibit 2.1 the Company's report on Form 8-K filed with the Commission April 7, 2004).

3.1(a) Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-KSB filed with the Commission on February 2,
                2000).

3.1(b) Certificate of Amendment to the Company's Restated Certificate of Incorporation, filed May 8, 2000 to increase the number of authorized shares and to remove Article 11 (incorporated herein by reference to Exhibit 3.1B to the Company's Form 10-Q filed with the Commission on June 14, 2000).

3.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Form 10-Q/A filed with the Commission on May 17, 2004).

4.1 Form of certificate for common stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 filed with the Commission on October 31,
                2003).

4.2* Indenture, dated as of June 30, 2004, between the Company, as issuer and Wells Fargo Bank, National Association, as trustee.

4.3*            Form of 4.00% Convertible Senior Notes due 2024 (included in
                Exhibit 4.2).

4.4* Resale Registration Rights Agreement, dated as of June 30, 2004, by and between the Company and Lehman Brothers, Inc. regarding the Company's 4.00% Convertible Senior Notes due 2024.

4.5* Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2004, between the lenders named therein and the Company (Amended and Restated Credit Agreement incorporated herein by reference to Exhibit 10.1 the Company's report on Form 8-K filed with the Commission on April 7, 2004).

5.1#            Opinion of Latham & Watkins LLP.

12.1*           Statement of computation of ratio of earnings to fixed charges.

23.1*           Consent of Ernst & Young LLP, independent auditors.

23.2#           Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*           Power of attorney (included on signature page).

25.1* Statement of Eligibility and Qualification on Form T-1 of Wells Fargo Bank, National Association, as trustee, of the Company's 4.00% Convertible Senior Notes due 2024.
---------------
*        Filed herewith.
#        To be filed pursuant to an amendment to this registration statement.